EXHIBIT 2.1
                                                              -----------










                                                           Conformed Copy

                        Agreement and Plan of Merger


                                   Between


                       Grand Premier Financial, Inc.,


                       Old Kent Financial Corporation,


                                     and


                            OK Merger Corporation





                        Dated as of September 9, 1999


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                              Table of Contents

                                                                     Page

   Article I - The Transaction                                          1
        1.1       Merger of Grand Premier with and into MergerSub       1
        1.2       The Closing                                           2
        1.3       Effective Time of the Merger                          2
        1.4       Additional Actions                                    3
        1.5       Surviving Corporation                                 3
        1.6       Bank Consolidation                                    3

   Article II - Conversion and Exchange of Shares                       4
        2.1       Conversion of Shares                                  4
        2.2       Upset Provision                                       6
        2.3       Adjustments                                           7
        2.4       Increase in Outstanding Shares of Grand
                  Premier Common Stock                                 10
        2.5       Cessation of Stockholder Status                      11
        2.6       Surrender of Old Certificates and Distribution
                  of Stock                                             11
        2.7       No Fractional Shares                                 13
        2.8       Stock Options                                        14
        2.9       Approval of Grand Premier                            15

   Article III - Old Kent's Representations and Warranties             15
        3.1       Authorization, No Conflicts, Etc.                    15
        3.2       Organization and Good Standing                       16
        3.3       Subsidiaries                                         17
        3.4       Capital Stock                                        17
        3.5       Old Kent Capital Stock                               18
        3.6       Financial Statements                                 18
        3.7       Absence of Undisclosed Liabilities                   19
        3.8       Absence of Material Adverse Change                   19
        3.9       Absence of Litigation                                20
        3.10      Conduct of Business                                  20
        3.11      Material Contracts                                   20
        3.12      Regulatory Filings                                   21
        3.13      Registration Statement, Etc.                         21
        3.14      Investment Bankers and Brokers                       22
        3.15      Accounting and Tax Treatment                         22
        3.16      Agreements With Bank Regulators                      22
        3.17      Reserve for Loan Losses                              22
        3.18      Year 2000 Compliance                                 22

   Article IV - Grand Premier's Representations and Warranties         24
        4.1       Authorization, No Conflicts, Etc.                    24
        4.2       Organization and Good Standing                       25

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                                  Table of Contents
                                   -- Continued --

                                                                     Page

        4.3       Subsidiaries                                         25
        4.4       Capital Stock                                        26
        4.5       Amendment of Grand Premier Rights                    28
        4.6       Financial Statements                                 28
        4.7       Absence of Undisclosed Liabilities                   29
        4.8       Absence of Material Adverse Change                   29
        4.9       Absence of Litigation                                30
        4.10      No Indemnification Claims                            30
        4.11      Conduct of Business                                  30
        4.12      Contracts                                            30
        4.13      Regulatory Filings                                   31
        4.14      Registration Statement, Etc.                         31
        4.15      Agreements With Bank Regulators                      32
        4.16      Tax Matters                                          32
        4.17      Title to Properties                                  34
        4.18      Condition of Real Property                           34
        4.19      Real and Personal Property Leases                    35
        4.20      Required Licenses, Permits, Etc.                     36
        4.21      Material Contracts                                   36
        4.22      Certain Employment Matters                           37
        4.23      Employee Benefit Plans                               38
        4.24      Environmental Matters                                40
        4.25      Duties as Fiduciary                                  42
        4.26      Investment Bankers and Brokers                       42
        4.27      Fairness Opinion                                     43
        4.28      Grand Premier-Related Persons                        43
        4.29      Change in Business Relationships                     44
        4.30      Insurance                                            44
        4.31      Books and Records                                    44
        4.32      Loan Guarantees                                      45
        4.33      Events Since December 31, 1998                       45
        4.34      Reserve for Loan and Lease Losses                    46
        4.35      Loan Origination and Servicing                       46
        4.36      No Insider Trading                                   46
        4.37      Year 2000 Compliance                                 46
        4.38      Joint Ventures; Strategic Alliances                  47
        4.39      Policies and Procedures                              47
        4.40      Accounting and Tax Treatment                         47

   Article V - Covenants Pending Closing                               48
        5.1       Disclosure Statements; Additional Information        48
        5.2       Changes Affecting Representations                    49




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                                  Table of Contents
                                   -- Continued --

                                                                     Page

        5.3       Grand Premier's Conduct of Business Pending
                  the Effective Time                                   49
        5.4       Approval of Plan of Merger by Grand
                  Premier Stockholders                                 53
        5.5       Regular Dividends                                    54
        5.6       Technology-Related Contracts                         54
        5.7       Affiliates -- Compliance with Accounting and
                  Securities Rules                                     55
        5.8       Indemnification and Insurance                        56
        5.9       Exclusive Commitment                                 57
        5.10      Registration Statement                               58
        5.11      Other Filings                                        59
        5.12      Miscellaneous Agreements and Consents                59
        5.13      Access and Investigation                             59
        5.14      Confidentiality                                      60
        5.15      Environmental Investigation                          61
        5.16      Implementation Agreements                            63
        5.17      Grand Premier Savings Plan                           63
        5.18      Accounting and Tax Treatment                         63
        5.19      Public Announcements                                 64
        5.20      Year 2000 Preparations                               64

   Article VI - Conditions Precedent to Old Kent's Obligations         64
        6.1       Renewal of Representations and Warranties, Etc.      64
        6.2       Opinion of Legal Counsel                             65
        6.3       Required Regulatory Approvals                        65
        6.4       Stockholder Approval                                 65
        6.5       Order, Decree, Etc.                                  65
        6.6       Tax Matters                                          65
        6.7       Registration Statement                               66
        6.8       Certificate as to Outstanding Shares                 66
        6.9       Change of Control Waivers                            66
        6.10      Pooling Assurances                                   66
        6.11      Year 2000 Disruptions                                67

   Article VII - Conditions Precedent to Grand Premier's Obligations   67
        7.1       Renewal of Representations and Warranties, Etc.      68
        7.2       Opinion of Legal Counsel                             68
        7.3       Required Regulatory Approvals                        68
        7.4       Stockholder Approval                                 68
        7.5       Decree, Etc.                                         68
        7.6       Tax Matters                                          68
        7.7       Registration Statement                               69
        7.8       Fairness Opinion                                     69
        7.9       Listing of Shares                                    69


                                       - iii -
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                                  Table of Contents
                                   -- Continued --

                                                                     Page

   Article VIII - Abandonment of Merger                                69
        8.1       Mutual Abandonment                                   69
        8.2       Upset Date                                           70
        8.3       Old Kent's Rights to Terminate                       70
        8.4       Grand Premier's Rights to Terminate                  71
        8.5       Effect of Termination                                71

   Article IX - Miscellaneous                                          72
        9.1       "Material Adverse Effect" Defined                    72
        9.2       "Knowledge" Defined                                  72
        9.3       Nonsurvival of Representations, Warranties,
                  and Agreements                                       72
        9.4       Amendment                                            73
        9.5       Expenses                                             73
        9.6       Specific Enforcement                                 73
        9.7       No Jury                                              73
        9.8       Waiver                                               74
        9.9       Notices                                              74
        9.10      Governing Law                                        74
        9.11      Entire Agreement                                     75
        9.12      Third Party Beneficiaries                            75
        9.13      Counterparts                                         75
        9.14      Further Assurances; Privileges                       75
        9.15      Headings, Etc.                                       75
        9.16      Calculation of Dates and Deadlines                   75
        9.17      Severability                                         76

   DEFINITIONS

   AMEX                                                                 7
   Bank Consolidation                                                   3
   Consolidation Agreement                                              4
   Book Entry Shares                                                   11
   Business Combination                                                57
   Business Day                                                         2
   Call Reports                                                         9
   CERCLA                                                              37
   Certificates of Merger                                               2
   Closing                                                              2
   Constituent Corporation                                              1
   Control                                                             24
   Credit Suisse First Boston                                          39



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                                  Table of Contents
                                   -- Continued --

                                                                     Page

   Designated Contracts                                                62
   DGCL                                                                 8
   Effective Time                                                       2
   Employee Benefit Plan                                               36
   Employment-Related Payments                                         35
   Environmental Laws                                                  19
   Environmental Risk                                                  57
   ERISA                                                               36
   Ex-Date                                                             36
   Exchange Act                                                        43
   Exchange Agent                                                      11
   Exchange Ratio                                                       4
   FDIA                                                                15
   FDIC                                                                17
   Federal Bank Holding Company Act                                    15
   Federal Reserve Board                                               15
   FIB                                                                 20
   Fiduciary Event                                                     49
   Final Index Price                                                    6
   Final Old Kent Price                                                 6
   Floor Old Kent Price                                                 6
   GAAP                                                                17
   Grand Premier                                                        1
   Grand Premier Adjustment Factor                                      9
   Grand Premier Affiliate Agreements                                  52
   Grand Premier Bank                                                   1
   Grand Premier Banks                                                  1
   Grand Premier Capital Stock                                          5
   Grand Premier Common Stock                                           2
   Grand Premier Disclosure Statement                                  22
   Grand Premier Option Plans                                          13
   Grand Premier Preferred Stock                                        4
   Grand Premier Rights                                                25
   Grand Premier Rights Agreement                                      25
   Grand Premier Savings Plan                                          25
   Grand Premier Series B Preferred Stock                               4
   Grand Premier Series C Preferred Stock                               4
   Grand Premier's Financial Statements                                26
   Grand Premier's Leases                                              33
   Grand Premier's Real Property                                       32
   Grand Premier's Representatives                                     40
   Grand Premier-Related Person                                        40




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                                  Table of Contents
                                   -- Continued --

                                                                     Page

   Hazardous Substance                                                 37
   Implementation Agreements                                           59
   Index Companies                                                      7
   Initial Index Date                                                   7
   Initial Index Price                                                  7
   Initial Old Kent Price                                               6
   Insurance Amount                                                    53
   Internal Revenue Code                                                1
   IRS                                                                 31
   Knowledge                                                           67
   Material Adverse Effect                                             67
   Merger                                                               1
   MergerSub                                                            1
   Michigan Act                                                         1
   Michigan Banking Code                                                3
   NASDAQ                                                               7
   National Bank Act                                                    3
   NYSE                                                                 7
   OCC                                                                 20
   Old Common Certificates                                             10
   Old Kent                                                             1
   Old Kent Adjustment Factor                                           8
   Old Kent Capital Stock                                               5
   Old Kent Common Stock                                                4
   Old Kent Disclosure Statement                                       14
   Old Kent DRIP                                                        9
   Old Kent Rights Agreement                                            5
   Old Kent Rights                                                      5
   Old Kent Series D Preferred Stock                                    4
   Old Kent Series E Preferred Stock                                    5
   Old Kent's Financial Statements                                     17
   Old Preferred Certificates                                          10
   Option Agreement                                                     1
   PBGC                                                                36
   Permitted Issuances                                                 10
   Phase I                                                             57
   Phase II and III Work                                               58
   Plan of Merger                                                       1
   Premises                                                            38
   Pricing Period                                                       7
   Proposal                                                            46




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                                  Table of Contents
                                   -- Continued --


                                                                     Page

   Prospectus and Proxy Statement                                      20
   Registration Statement                                              20
   SEC                                                                 16
   Securities Act                                                      52
   Series D Conversion Price                                            4
   Stock Distribution                                                   7
   Stockholders' Meeting                                               49
   Superior Proposal                                                   50
   Surviving Corporation                                                1
   Tax Returns                                                         30
   Taxes                                                               30
   Technology-Related Contracts                                        45
   Transaction Documents                                               20
   Unexercised Options                                                 13
   Upset Condition                                                      6
   Voting Agreement                                                    22
   Year 2000 Assets                                                    22
   Year 2000 Ready                                                     22

   Exhibits

        A -- Form of Stock Option Agreement                           A-1
        B -- Form of Certificate of Designation of Old Kent
                  Preferred Stock                                     B-1
        C -- Index Companies                                          C-1
        D -- Form of Disclosure Statement                             D-1
        E -- Schedule of Additional Information                       E-1
        F -- Form of Grand Premier's Affiliate Agreement              F-1
        G -- Form of Grand Premier's Counsel's Legal Opinion          G-1
        H -- Form of Old Kent's Counsel's Legal Opinion               H-1
        I -- Designated Contracts                                     I-1

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                        AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Plan of Merger") is made as of September 9, 1999, between Grand Premier Financial, Inc., a Delaware corporation ("Grand Premier"), Old Kent Financial
   Corporation, a Michigan corporation ("Old Kent"), and OK Merger Corporation, a Michigan corporation ("MergerSub").

        Old Kent and Grand Premier desire that Grand Premier and its subsidiaries become affiliated with Old Kent. The affiliation would be effected through the merger of Grand Premier with and into MergerSub in accordance with this Plan of Merger, the Business Corporation Act of the State of Michigan, as amended (the "Michigan Act"), and the Delaware General Corporation Law, as amended (the "DGCL"). The transactions contemplated by, and described in, this Plan of Merger are referred to as the "Merger."

        Old Kent has formed MergerSub solely for the purpose of effectuating the Merger. As soon as reasonably practicable following the consummation of the Merger, Old Kent intends to cause MergerSub to be liquidated and dissolved, and to cause Grand National Bank ("Grand Premier Bank") and Grand Premier Trust and Investment, Inc., N.A. ("Grand Premier Trust Bank," and with Grand Premier Bank, the "Grand Premier Banks"), to be consolidated with and into Old Kent's wholly owned subsidiary, Old Kent Bank, a Michigan banking corporation.

        It is intended that, for federal tax purposes, the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). It is also intended that, for accounting and financial reporting purposes, the Merger shall be accounted for as a pooling-of-interests.

        As a condition to, and concurrently with the execution of, this Plan of Merger, Grand Premier and Old Kent are entering into a Stock Option Agreement attached as EXHIBIT A (the "Option Agreement"). Grand Premier's execution and delivery of the Option Agreement is an inducement for Old Kent to enter into this Plan of Merger.

        In consideration of the representations, warranties, and covenants contained in this Plan of Merger, the parties agree:


                         ARTICLE I - THE TRANSACTION

        Subject to the terms and conditions of this Plan of Merger, the Merger shall be carried out in the following manner:

        1.1 MERGER OF GRAND PREMIER WITH AND INTO MERGERSUB. At the Effective Time, Grand Premier shall be merged with and into MergerSub. Grand Premier and MergerSub are each sometimes referred to as a "Constituent Corporation" prior to the Merger. At the Effective Time, the Constituent Corporations shall become a single corporation, which shall be MergerSub (the "Surviving Corporation"). The effect of the





   Merger upon each of the Constituent Corporations and the Surviving Corporation shall be as provided in Chapter Seven of the Michigan Act and Section 252 of the DGCL with respect to the merger of domestic and foreign corporations, where the surviving corporation will be subject to the laws of the State of Michigan.

        1.2 THE CLOSING. The "Closing" for the Merger shall be held at the offices of Warner Norcross & Judd llp, 111 Lyon Street, N.W., Grand Rapids, Michigan, commencing at 11 a.m. on the earliest date specified by either Old Kent or Grand Premier upon five Business Days' (defined below) written notice after the last to occur of the following events: (a) receipt of all consents and approvals of government regulatory authorities, and the expiration of all related statutory waiting periods, legally required to consummate the Merger; and (b) adoption of this Plan of Merger by the holders of the common stock, $0.01 par value per share, of Grand Premier ("Grand Premier Common Stock"). Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either Old Kent and MergerSub or Grand Premier as set forth in Articles VI and VII, respectively. Notwithstanding the above: (a) the Closing shall not be convened prior to March 15, 2000 without Old Kent's express written consent, and (b) if Old Kent gives notice of a Closing to occur prior to March 1, 2000, then such notice must be given at least 15 Business Days prior to the Closing. Upon completion of the Closing, Grand Premier and MergerSub shall each execute and file the certificate of merger as required by the Michigan Act and the DGCL to effect the Merger (together, the "Certificates of Merger"). No party shall take any action to revoke either or both of the Certificates of Merger after their filing without the written consent of the other party.

        1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall be consummated following the Closing by filing on the date of the Closing the Certificates of Merger in the manner required by law. The "Effective Time" of the Merger shall be as of a time and Business Day mutually agreed upon by the parties, and in the absence of such an agreement, as of a time and Business Day to be selected by Old Kent, and in either case, specified in the Certificates of Merger. Notwithstanding the above, the Effective Time shall neither be (a) earlier than March 17, 2000 without Old Kent's prior written consent (which consent shall be evidenced by MergerSub's execution of the Certificates of Merger), nor (b) later than five Business Days after the Closing occurs. The term "Business Day" means any day other than a Saturday, Sunday, or other day on which the New York Stock Exchange is closed.

        1.4 ADDITIONAL ACTIONS. At any time after the Effective Time, the Surviving Corporation may determine that further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its rights, title, or interest in, to, or under any of the rights, properties, or assets of Grand Premier acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger. Grand Premier hereby grants to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments, and assurances and to do all acts necessary, proper, or convenient to accomplish this purpose; PROVIDED that this irrevocable power of attorney shall only be operative following the Effective Time. The officers and directors of the Surviving Corporation shall be fully authorized in the name of Grand Premier to take any and all such actions contemplated by this Plan of Merger.

        1.5 SURVIVING CORPORATION. As of the Effective Time, the Surviving Corporation shall have the following attributes until they are subsequently changed in the manner provided by law:

                  1.5.1 NAME. The name of the Surviving Corporation shall be "OK Merger Corporation."

                  1.5.2 ARTICLES OF INCORPORATION. The articles of incorporation of the Surviving Corporation shall be the amended and restated articles of incorporation of MergerSub as in effect immediately prior to the Effective Time, without change.

                  1.5.3   BYLAWS.  The bylaws of the Surviving
        Corporation shall be the bylaws of MergerSub as in effect immediately prior to the Effective Time, without change.

                  1.5.4 DIRECTORS. The directors of the Surviving Corporation shall be the same as the directors of MergerSub immediately prior to the Effective Time.

                  1.5.5  OFFICERS.  The officers of the Surviving
        Corporation shall be the same as the officers of MergerSub immediately prior to the Effective Time.

        1.6 BANK CONSOLIDATION. Old Kent intends to consolidate the Grand Premier Banks with and into Old Kent Bank resulting in a single Michigan banking corporation, which shall be Old Kent Bank (the "Bank Consolidation"), after the Effective Time. The Bank Consolidation will be effected pursuant to a consolidation agreement (the "Bank Consolidation Agreement"), in the form required by the Michigan Banking Code of 1969, as amended (the "Michigan Banking Code"), the National Bank Act, as amended (the "National Bank Act"), and by any other applicable laws, containing terms and conditions, determined by Old Kent, not inconsistent with this Plan of Merger. The Bank Consolidation shall only occur if the Merger is consummated, and it shall become effective immediately after the Effective Time or such later time as may be determined by Old Kent. To obtain the necessary regulatory approval for the Bank Consolidation to occur immediately after the Effective Time, Grand Premier and the Grand Premier Banks shall approve, adopt, execute, and deliver the Bank Consolidation Agreement and take all other reasonable steps requested by Old Kent prior to the Effective Time to effect the Bank Consolidation; PROVIDED that neither Grand Premier nor the Grand Premier Banks shall be required to incur any material cost or take any irrevocable action in connection with its obligations under this Section.

               ARTICLE II - CONVERSION AND EXCHANGE OF SHARES

        Subject to the terms and conditions of this Plan of Merger and as a result of the Merger, all of the capital stock of Grand Premier shall be converted as follows:

        2.1  CONVERSION OF SHARES. As of the Effective Time:

                  2.1.1 CONVERSION OF GRAND PREMIER COMMON STOCK. Except as provided in Article II, each share of Grand Premier Common Stock outstanding immediately prior to the Effective Time shall be converted into 0.4231 (the "Exchange Ratio") shares of validly issued, fully paid, and nonassessable common stock, $1.00 par value per share, of Old Kent ("Old Kent Common Stock").

                  2.1.2 CONVERSION OF GRAND PREMIER SERIES B PREFERRED STOCK. Each share of Grand Premier's Series B Perpetual Preferred Stock, with no par value and with a stated value of $1,000 per share, with a right of conversion into Grand Premier Common Stock ("Grand Premier Series B Preferred Stock") outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined below)) shall be converted into one share of Series D preferred stock of Old Kent, with no par value and a stated value of $1,000 per share, with a right of conversion into Old Kent Common Stock (the "Old Kent Series D Preferred Stock"). Accrued but unpaid dividends on the Grand Premier Series B Preferred Stock to the Effective Time shall become accrued but unpaid dividends on Old Kent Series D Preferred Stock. The terms of the Old Kent Series D Preferred Stock shall be as specified in the Certificate of Designation, Preferences and Rights of Series D Perpetual Preferred Stock attached as EXHIBIT B, which terms are intended to be substantially identical to the terms of the Grand Premier Series B Preferred Stock, except that Old Kent Series D Preferred Stock shall be convertible into Old Kent Common Stock at a price of $18.2905 per share (the "Series D Conversion Price") of Old Kent Common Stock. Old Kent shall, prior to the Closing, take all measures legally required to create the class of Old Kent Series D Preferred Stock and authorize the issuance of such shares.

                  2.1.3 CONVERSION OF GRAND PREMIER SERIES C PREFERRED STOCK. Each share of Grand Premier's Series C Perpetual Preferred Stock, par value $0.01 per share and with a stated value of $1,000 per share (the "Grand Premier Series C Preferred Stock," and with the Grand Premier Series B Preferred Stock, referred to as the "Grand Premier Preferred Stock") outstanding immediately prior to the Effective Time (other than Dissenting

        Shares) shall be converted into one share of Series E preferred stock of Old Kent, with no par value and a stated value of $1,000 per share (the "Old Kent Series E Preferred Stock," and with the Old Kent Series D Preferred Stock, referred to as the "Old Kent Preferred Stock"). Accrued but unpaid dividends on the Grand Premier Series C Preferred Stock to the Effective Time shall become accrued but unpaid dividends on Old Kent Series E Preferred Stock. The terms of the Old Kent Series E Preferred Stock shall be as specified in the Certificate of Designation, Preferences and Rights of Series E Perpetual Preferred Stock attached as EXHIBIT B, which terms are intended to be substantially identical to the terms of the Grand Premier Series C Preferred Stock. Old Kent shall, prior to the Closing, take all measures legally required to create the class of Old Kent Series E Preferred Stock and authorize the issuance of such shares. The Old Kent Common Stock and Old Kent Preferred Stock shall be collectively referred to as the "Old Kent Capital Stock."

                  2.1.4 OLD KENT RIGHTS. Each share of Old Kent Common Stock to be issued in the Merger shall have attached to it the number of "Old Kent Rights" issuable pursuant to the "Old Kent Rights Agreement" (as those terms are defined in Section 3.4.1 (CLASSES AND SHARES -- OLD KENT)) that are attached to each issued and outstanding share of Old Kent Common Stock at the Effective Time. No Old Kent Rights shall be attached to Old Kent Common Stock if the Old Kent Rights are then separately transferable.

                  2.1.5 NO CONVERSION OF OLD KENT COMMON STOCK. Each share of Old Kent Common Stock and each Old Kent Right outstanding immediately prior to the Effective Time shall continue to be outstanding without any change.

                  2.1.6 CONVERSION OF MERGERSUB COMMON STOCK. Each share of common stock, without par value, of MergerSub issued and outstanding immediately prior to the Effective Time shall be converted automatically into and become one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation. As a result of the Merger, Old Kent shall own all of the issued and outstanding shares of the Surviving Corporation.

                  2.1.7 STOCK HELD BY OLD KENT. Each share of Grand Premier Common Stock and Grand Premier Preferred Stock (collectively, "Grand Premier Capital Stock"), if any, held by Old Kent or any of its subsidiaries for its own account, and not in a fiduciary or representative capacity for a person other than Old Kent or any of its subsidiaries, shall be canceled and no consideration shall be issuable or payable with respect to any such share.

                  2.1.8 TREASURY SHARES. Each share of Grand Premier Capital Stock held by Grand Premier as a treasury share (excluding shares held in a fiduciary or representative capacity under Grand Premier's benefit plans), if any, shall be canceled and no Old Kent Common Stock or other consideration shall be issuable or payable with respect to any such share.

                  2.1.9 DISSENTING SHARES. Any shares of Grand Premier Preferred Stock held by a holder who shall not have voted the shares in favor of this Plan of Merger and who shall be eligible for and shall have complied with the applicable procedures of
        Section 262 of the DGCL and who shall not have withdrawn his or her demand for appraisal and accepted the Merger pursuant to
        Section 262 of the DGCL ("Dissenting Shares") shall, at and after the Effective Time, have the status of authorized but unissued shares of the Surviving Corporation. Notwithstanding any other provision of this Plan of Merger, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to the rights as are afforded in respect of Dissenting Shares pursuant to the DGCL.

        2.2 UPSET PROVISION. Grand Premier shall have the right to terminate this Plan of Merger by written notice to Old Kent at any time following the Pricing Period, upon the occurrence of an "Upset Condition."

                  2.2.1 UPSET CONDITION. An "Upset Condition" shall exist if both of the following conditions then exist:

                       (a) The Final Old Kent Price (defined below) is
                  less than $33.46875 (the "Floor Old Kent Price"); and

                       (b) The number determined by dividing the Final
                  Old Kent Price by $39.375 (the "Initial Old Kent Price") is less than the number obtained by subtracting
                  (i) 0.15 from (ii) the quotient obtained by dividing the Final Index Price (defined below) by the Initial Index Price (defined below).

                  2.2.2 POSSIBLE ADJUSTMENT OF THE EXCHANGE RATIO. If Grand Premier gives written notice of termination of the Plan of Merger pursuant to this Section 2.2, Grand Premier may, but shall not be obligated to, proceed with the Merger, without any further approval of the stockholders of Grand Premier, in the event that Old Kent shall agree, within five Business Days of receipt of such notice of termination, to adjust the Exchange Ratio so that it exceeds the Exchange Ratio (as then in effect) and such adjusted exchange ratio is approved by the board of directors, or a duly authorized committee of the board of directors, of Grand Premier.

                  2.2.3 FINAL OLD KENT PRICE. The "Final Old Kent Price" means the average of the closing prices per share of Old Kent Common Stock reported on the New York Stock Exchange ("NYSE") for the ten consecutive full trading days ending on the sixth Business Day prior to the date of the Closing (the "Pricing Period"), as reported in the DOW JONES NEWS/RETRIEVAL system, or other equally reliable means.

                  2.2.4 INITIAL INDEX PRICE. The "Initial Index Price" means the average of the closing prices per share of each of the common stocks of the Index Companies (defined below) as reported on NYSE, The Nasdaq Stock Market ("NASDAQ"), or the American Stock Exchange ("AMEX") on September 9, 1999 ("Initial Index Date"). The Initial Index Price computed as of a recent date is presented in EXHIBIT C as an illustration of the method of computation, but is subject to adjustment as provided in Sections
        2.2.7 (INDEX ADJUSTMENTS).

                  2.2.5 FINAL INDEX PRICE. The "Final Index Price" means the average of the average closing prices per share of each of the common stocks of the Index Companies as reported on NYSE, NASDAQ, or AMEX for each trading day during the Pricing Period.

                  2.2.6 INDEX COMPANIES. The term "Index Companies" refers to the companies listed on EXHIBIT C, as the list may be modified under Section 2.2.8 (INDEX EXCLUSIONS).

                  2.2.7 INDEX ADJUSTMENTS. If any Index Company declares a stock dividend, stock split, or stock split-up (any such event being a "Stock Distribution") of its common stock for which the ex-dividend date, ex-split date, ex-distribution date or other comparable date (the "Ex-Date") occurs between the Initial Index Date and the end of the Pricing Period, then for purposes of the definitions in Section 2.2 (UPSET PROVISION) the closing prices for such common stock as of the Initial Index Date and each date during the Pricing Period prior to the Ex-Date shall be adjusted so as to be comparable as of the Initial Index Date and throughout the Pricing Period in the same manner as is described in Section 2.3.1(c) (STOCK DIVIDENDS AND DISTRIBUTIONS) for any Stock Distribution.

                  2.2.8 INDEX EXCLUSIONS. There shall be excluded from the list of Index Companies any company as to which, between the Initial Index Date and the end the Pricing Period, there occurs or there is publicly announced (a) a proposed merger, acquisition, or business combination in which that company is not or will not ultimately be the survivor, (b) a tender offer, exchange offer, other transaction involving or proposing to involve the acquisition of a majority of that company's common stock or assets, or (c) a reclassification, recapitalization, subdivision, spin-off, split-up, or combination of its common stock; PROVIDED that if eight or more of the Index Companies are excluded pursuant to this Section, then, unless Old Kent and Grand Premier agree otherwise, Old Kent and Grand Premier shall agree upon mutually acceptable substitute Index Companies. If a company is excluded from the list of Index Companies, then the Initial Index Price and the Final Index Price shall be calculated as if the excluded company had not originally been included in the list of companies.

        2.3 ADJUSTMENTS. The Exchange Ratio, Series D Conversion Price, Floor Old Kent Price, Initial Old Kent Price, and Final Old Kent Price, and the related computations described in Sections 2.1 (CONVERSION OF SHARES) and 2.2 (UPSET PROVISION) shall be adjusted in the manner provided in this Section upon the occurrence of any of the following events:

                  2.3.1 STOCK DIVIDENDS AND DISTRIBUTIONS. If Old Kent declares a Stock Distribution of Old Kent Common Stock to its holders prior to the Effective Time, then:

                       (a) If the record date for the Stock Distribution occurs prior to the Effective Time, then the Exchange Ratio shall be adjusted by multiplying it by that ratio (the "Old Kent Adjustment Factor") (i) the numerator of which shall be the total number of shares of Old Kent Common Stock that are outstanding as of the record date for such Stock Distribution plus the additional number of shares to be issued in the Stock Distribution computed as of that record date; and (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock outstanding as of the Stock Distribution's record date; and

                       (b) If the record date for the Stock Distribution occurs prior to the Effective Time, then the Series D Conversion Price shall be adjusted by dividing it by the Old Kent Adjustment Factor.

                       (c) If the Ex-Date for the Stock Distribution occurs before the end of the Pricing Period, then the Floor Old Kent Price and the Initial Old Kent Price (and if the Ex-Date occurs during the Pricing Period, then the closing price per share of Old Kent Common Stock for each day during the Pricing Period prior to the Ex-Date) shall each be adjusted by dividing them by the Old Kent Adjustment Factor.

                  2.3.2 OTHER ACTION AFFECTING OLD KENT COMMON STOCK. In the event of a reclassification of outstanding shares of Old Kent Common Stock or a consolidation or merger of Old Kent with or into another corporation, other than a merger in which Old Kent is ultimately the surviving corporation and which merger does not result in any reclassification of Old Kent Common Stock, holders of Grand Premier Common Stock shall receive, in lieu of each share of Old Kent Common Stock to be issued in exchange for Grand Premier Common Stock based on the Exchange Ratio, the kind and amount of shares of Old Kent stock, other securities, money, and/or property receivable upon such reclassification, consolidation, or merger by holders of Old Kent Common Stock with respect to each share of Old Kent Common Stock outstanding immediately prior to such reclassification, consolidation, or merger.

                  2.3.3 EMPLOYEE STOCK OPTIONS, ETC. Notwithstanding any other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock pursuant to the dividend reinvestment plan of Old Kent (the "Old Kent DRIP"), pursuant to the exercise of stock options awarded under director or employee stock option plans of Old Kent, or upon the grant or sale of shares or rights to receive shares to, or for the account of, Old Kent directors or employees pursuant to restricted stock, deferred stock compensation, thrift, employee stock purchase, and other compensation or benefit plans of Old Kent.

                  2.3.4 AUTHORIZED BUT UNISSUED SHARES. Notwithstanding the other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock or other securities pursuant to a public offering, private placement, or an acquisition of one or more banks, corporations, or business assets as authorized by the board of directors of Old Kent or a duly authorized committee of the board.

                  2.3.5 CHANGES IN CAPITAL. Subject only to making any adjustment to the Exchange Ratio and related computations prescribed by this Section, nothing contained in this Plan of Merger shall preclude Old Kent from amending its restated articles of incorporation to change its capital structure or from issuing additional shares of Old Kent Common Stock, preferred stock, shares of other capital stock, or securities that are convertible into shares of capital stock.

        2.4 INCREASE IN OUTSTANDING SHARES OF GRAND PREMIER COMMON STOCK. If the number of shares of Grand Premier Common Stock outstanding at the Effective Time is greater than 22,359,791 for any reason whatsoever (whether or not such increase constitutes a breach of this Plan of Merger) other than as a result of Permitted Issuances (defined below), then:

                  2.4.1 EXCHANGE RATIO. The Exchange Ratio shall be adjusted by multiplying it by a fraction (the "Grand Premier Adjustment Factor") (i) the numerator of which shall be 22,359,791 (the total number of shares of Grand Premier Common Stock outstanding as of the date of this Plan of Merger), and

        (ii) the denominator of which shall be the total number of shares of Grand Premier Common Stock outstanding as of the Effective Time of the Merger, excluding Permitted Issuances (as defined below); and

                  2.4.2  SERIES D CONVERSION PRICE. The Series D
        Conversion Price shall be adjusted by dividing it by the Grand Premier Adjustment Factor.

   "Permitted Issuances" include and are limited to: (i) the issuance of not more than 357,406 shares of Grand Premier Common Stock upon the exercise of previously awarded and currently outstanding stock options identified in Section 4.4 (CAPITAL STOCK); (ii) the issuance of shares upon the exercise of stock options awarded in December 1999 under the Grand Premier Options Plans, which awards are consistent in amount, nature, and timing with Grand Premier's past practices with respect to awards made under the Grand Premier Option Plans (as defined below) and in no event shall such awards exceed options to purchase 95,000 shares (in the aggregate); and (iii) the issuance of not more than 936,852 shares of common stock upon the conversion of Grand Premier Series B Preferred Stock.

        2.5 CESSATION OF STOCKHOLDER STATUS. As of the Effective Time, each record holder of shares of Grand Premier Common Stock outstanding immediately prior to the Effective Time shall cease to be a stockholder of Grand Premier and shall have no rights as a stockholder of Grand Premier. Each stock certificate representing shares of Grand Premier Common Stock outstanding immediately prior to the Effective Time ("Old Common Certificates") shall then be considered to represent shares of Old Kent Common Stock and the right, if any, to receive cash in lieu of fractional shares, all as provided in this Plan of Merger. As of the Effective Time, except with respect to any Dissenting Shares, each record holder of shares of Grand Premier Preferred Stock outstanding immediately prior to the Effective Time shall cease to be a stockholder of Grand Premier and shall have no rights as a stockholder of Grand Premier, and each stock certificate representing shares of Grand Premier Preferred Stock outstanding immediately prior to the Effective Time ("Old Preferred Certificates") shall then be considered to represent shares of the applicable Old Kent Preferred Stock and the right, if any, to receive cash for any accrued but unpaid dividends thereon, all as provided in this Plan of Merger.

        2.6 SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF STOCK. After the Effective Time, Old Common Certificates shall be exchangeable by the holders thereof for book entry shares registered on Old Kent's stock transfer records ("Book Entry Shares") or new stock certificates representing the number of shares of Old Kent Common Stock to which such holders shall be entitled in the following manner:

                  2.6.1 TRANSMITTAL MATERIALS. As soon as practicable, but in no event later than ten Business Days after the Effective

        Time, Old Kent shall send or cause to be sent to each record holder of Grand Premier Capital Stock as of the Effective Time transmittal materials for use in exchanging that holder's Old Common Certificates and Old Preferred Certificates pursuant to the following. Old Common Certificates shall have the following options: (a) enrolling in the Old Kent DRIP with credit for all full and fractional shares received in the Merger; (b) receiving Old Kent Common Stock certificates; and (c) receiving Book Entry Shares (but without enrolling in the DRIP). The transmittal materials will contain instructions with respect to the surrender of Old Common Certificates and the selection of these exchange options. In the absence of a selection among these exchange options, the holder of Grand Premier Common Stock shall be deemed to have elected to receive Book Entry Shares. Old Preferred Certificates shall be exchanged for certificates of Old Kent Preferred Stock.

                  2.6.2 EXCHANGE AGENT. On or prior to the Effective Time, Old Kent will deliver to Old Kent Bank or such other bank or trust company as Old Kent may designate (the "Exchange Agent"), written notice of the number of shares of Old Kent Capital Stock issuable in the Merger and a commitment to pay the amount of cash payable for fractional shares in the Merger when and as determined, and in the case of the conversion of the Grand Premier Preferred Stock, a commitment to pay the amount of cash payable for any accrued but unpaid dividends payable to holders of record as of record dates prior to the Effective Time. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to such shares of Old Kent Capital Stock, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the record holders entitled to such shares.

                  2.6.3 NEW STOCK REGISTRATIONS. Old Kent shall cause the Exchange Agent to promptly register the shares of Old Kent Capital Stock issuable to Grand Premier's holders of record in such manner, in the names, and to the addresses that appear on Grand Premier's stock records as of the Effective Time, or in such other name or to such other address as may be specified by the holder of record in transmittal documents received by the Exchange Agent; PROVIDED, that with respect to each Grand Premier stockholder, the Exchange Agent shall have received all of the Old Common Certificates and Old Preferred Certificates held by that stockholder, or an affidavit of loss and indemnity bond for such certificate or certificates, together with properly executed transmittal materials; and such certificates, transmittal materials, affidavits, and bonds are in a form and condition reasonably acceptable to Old Kent and the Exchange Agent.

                  2.6.4 DIVIDENDS PENDING SURRENDER. Whenever a dividend is declared by Old Kent on Old Kent Common Stock or Old Kent Preferred Stock that is payable to shareholders of record of Old Kent as of a record date on or after the Effective Time, the declaration shall include dividends on all shares issuable under this Plan of Merger. No former stockholder of Grand Premier shall be entitled to receive a distribution of any such dividend until the physical exchange of all of that stockholder's Old Common Certificates and Old Preferred Certificates (or an affidavit of loss and indemnity bond for such certificates) shall have been effected pursuant to properly submitted transmittal materials. Upon the physical exchange of that stockholder's Old Common Certificates and Old Preferred Certificates (or an affidavit of loss and indemnity bond for such certificates), the stockholder shall be entitled to receive from Old Kent an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, that may have been imposed or paid thereon) declared and paid with respect to the shares of Old Kent Capital Stock represented thereby. If such stockholder elects to enroll in the Old Kent DRIP, such amount shall be credited as a cash purchase for investment at the plan's next regular investment date.

                  2.6.5 STOCK TRANSFERS. After the Effective Time, there shall be no transfers on Grand Premier's stock transfer books of the shares of Grand Premier Capital Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Common Certificates and Old Preferred Certificates are properly presented for transfer, then they shall be canceled and exchanged for shares of Old Kent Capital Stock as provided in this Plan of Merger. After the Effective Time, ownership of such shares as are represented by any Old Common Certificates and Old Preferred Certificates may be transferred only on the stock transfer records of Old Kent.

                  2.6.6 EXCHANGE AGENT'S DISCRETION. The Exchange Agent shall have discretion to determine and apply reasonable rules and procedures relating to the exchange (or lack thereof) of Old Common Certificates and Old Preferred Certificates and the registration of the shares of Old Kent Capital Stock into which shares of Grand Premier Capital Stock are converted in the Merger and governing the payment for fractional shares of Grand Premier Capital Stock.

        2.7 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no certificates or scrip representing fractional shares of Old Kent Capital Stock shall be issued in the Merger upon the surrender of Old Common Certificates or Old Preferred Certificates. No fractional interest in any share of Old Kent Common Stock resulting from the Merger shall be entitled to any part of a Stock Distribution with respect to shares of Old Kent Common Stock nor entitle the record holder to vote or exercise any rights of a stockholder with respect to that fractional interest. In lieu of issuing any fractional share, each holder of an Old Common Certificate who would otherwise have been entitled to a fractional share of Old Kent Common Stock upon surrender of all Old Common Certificates for exchange shall be paid an amount in cash (without interest) equal to such fraction of a share multiplied by the Final Old Kent Price. If the holder of record elects to enroll in Old Kent's DRIP, then the cash in lieu of fractional shares shall be held for reinvestment at the plan's next regular investment date.

        2.8  STOCK OPTIONS.

                  2.8.1 CONVERSION OF OPTIONS. Each unexercised stock option ("Unexercised Options") under the Grand Premier Financial, Inc. 1996 Non-Qualified Stock Option Plan, the Premier Financial Services, Inc. 1995 Non-Qualified Stock Option Plan, the Premier Financial Services, Inc. 1988 Non-Qualified Stock Option Plan, and the 1998 Grand Premier Financial, Inc. Non-Employee Director Stock Option Plan (collectively, the "Grand Premier Option Plans") outstanding at the Effective Time shall become, at the Effective Time, an option to purchase that number of shares of Old Kent Common Stock equal to the number of shares of Grand Premier Common Stock subject to such Unexercised Option multiplied by the Exchange Ratio, rounded to the nearest whole share. Old Kent acknowledges and agrees that, pursuant to the terms of the Grand Premier Financial, Inc. 1996 Non-Qualified Stock Option Plan, the Premier Financial Services, Inc. 1995 Non-Qualified Stock Option Plan, and the 1998 Grand Premier Financial, Inc. Non-Employee Director Stock Option Plan and related agreements, all of the Unexercised Options outstanding as of the Effective Time under such plans shall become fully vested and exercisable at the Effective Time.

                  2.8.2 OPTION EXERCISES. The exercise price per share of Old Kent Common Stock under each Unexercised Option shall be equal to the exercise price per share of the Grand Premier Common Stock that was purchasable under that option divided by the Exchange Ratio (rounded to the nearest whole cent).

                  2.8.3 OPTION PLANS ASSUMPTION. As of the Effective Time of the Merger, Old Kent shall assume the rights, duties and obligations of Grand Premier under the Grand Premier Option Plans, as amended by this Plan of Merger. The duration and other terms and conditions of the assumed options shall be the same as the original Grand Premier options, except that any reference to Grand Premier shall be considered to be references to Old Kent. In no event shall any subsequent merger or amendment of the Grand Premier Option Plans adversely affect the terms, rights, benefits, and features of the Unexercised Options without the consent of the holders thereof.

                  2.8.4  REGISTRATION. Old Kent shall use all
        commercially reasonable efforts to file before or promptly after the Effective Time, and use all commercially reasonable efforts to maintain the effectiveness of, a registration statement with the SEC covering such options and the sale of the Old Kent Common Stock issuable upon exercise of such options so long as unexercised options remain outstanding.

                  2.8.5 NO NEW OPTIONS. At the Effective Time, the Grand Premier Option Plans shall be terminated with respect to the granting of any additional options or option rights.

                  2.8.6 NO CASH SURRENDER. In no event and at no time shall Grand Premier (including its board of directors or any committee thereof): (a) permit or allow the holder of any outstanding Unexercised Options pursuant to the Grand Premier Option Plans to receive cash in exchange for the cancellation of any Unexercised Option; or (b) exercise any right of first refusal granted to it under the Grand Premier Option Plans to purchase Grand Premier Common Stock.

        2.9 APPROVAL OF GRAND PREMIER SERIES C PREFERRED STOCK. If, notwithstanding any agreement between Old Kent and a holder of shares of Grand Premier Series C Preferred Stock, the holders of a majority of shares of Grand Premier Series C Preferred Stock duly approve the right to the cash payment set forth in Section 4.3.5 of Grand Premier's amended and restated certificate of incorporation, then Grand Premier shall promptly notify Old Kent of such action and Old Kent shall have the right to terminate this Plan of Merger for a period of 20 Business Days after Old Kent receives written notice of such approval.

           ARTICLE III - OLD KENT'S REPRESENTATIONS AND WARRANTIES

        Old Kent represents and warrants to Grand Premier that, except as otherwise set forth in the disclosure statement previously furnished to Grand Premier by Old Kent (the "Old Kent Disclosure Statement"):

        3.1  AUTHORIZATION, NO CONFLICTS, ETC.

                  3.1.1 AUTHORIZATION OF AGREEMENT. Each of Old Kent and MergerSub has the requisite corporate power and authority to execute and deliver this Plan of Merger and to consummate the Merger. This Plan of Merger has been duly approved and adopted and the consummation of the Merger has been duly authorized by the boards of directors of Old Kent and MergerSub and the sole shareholder of MergerSub and no other corporate proceedings on the part of Old Kent or MergerSub are necessary to authorize this Plan of Merger or to consummate the Merger. This Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, Old Kent and MergerSub and is enforceable against Old Kent and MergerSub in accordance with its terms.

                  3.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by Old Kent and MergerSub, and the consummation of the Merger by Old Kent and MergerSub, do not and will not violate, conflict with, or result in a breach of: (a) any provision of the articles of incorporation of Old Kent (as amended and restated) or MergerSub or the bylaws of Old Kent or MergerSub; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, memorandum of understanding, arbitral award, decree, or injunction applicable to Old Kent or its subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 3.1.4 (REQUIRED APPROVALS).

                  3.1.3 REGULATORY RESTRICTIONS. The execution, delivery, and performance of this Plan of Merger by Old Kent and MergerSub, and the consummation of the Merger by Old Kent and MergerSub, do not and will not violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which Old Kent is a party or subject, or by which it is bound or affected.

                  3.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Old Kent and MergerSub other than in connection or compliance with the provisions of the Michigan Act and the DGCL, compliance with federal and state securities laws, bylaws and rules of the NYSE, and the approvals required under the Bank Holding Company Act of 1956, as amended (the "Federal Bank Holding Company Act"), the Federal Deposit Insurance Act, as amended (the "FDIA"), the Michigan Banking Code, and the National Bank Act.

        3.2 ORGANIZATION AND GOOD STANDING. Each of Old Kent and MergerSub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. Old Kent possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Old Kent is a bank holding company duly registered as such with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Federal Bank Holding Company Act. Old Kent is qualified or admitted to conduct business as a foreign corporation in each state in which the failure to be so qualified or admitted is reasonably likely to have a Material Adverse Effect on Old Kent.

        3.3 Subsidiaries. Old Kent owns all of the issued and outstanding shares of capital stock of Old Kent Bank and MergerSub free and clear of all claims, security interests, pledges, or liens of any kind. Old Kent Bank is duly organized, validly existing, and in good standing as a banking corporation under the laws of the State of Michigan.

        3.4  CAPITAL STOCK.

                  3.4.1 CLASSES AND SHARES--OLD KENT. The authorized capital stock of Old Kent consists of 325,000,000 shares divided into two classes as follows: (a) 300,000,000 shares of Old Kent Common Stock, of which, as of September 3, 1999, a total of 118,216,968 shares were validly issued and outstanding; and (b) 25,000,000 shares of preferred stock, without par value, of which 3,000,000 shares are designated Series A Preferred Stock, 500,000 shares are designated Series B Preferred Stock, and 1,000,000 shares are designated Series C Preferred Stock, none of which preferred stock was issued and outstanding as of the date of this Plan of Merger. The 1,000,000 shares of Series C Preferred Stock are reserved for issuance pursuant to Series C Preferred Stock Purchase Rights (the "Old Kent Rights") governed by a Rights Agreement, dated as of January 20, 1997, as amended, between Old Kent and Old Kent Bank (the "Old Kent Rights Agreement").

                  3.4.2 NO OTHER CAPITAL STOCK. As of the date of the Plan of Merger: (a) other than Old Kent Common Stock, there is no security or class of securities issued and outstanding that represents or is convertible into capital stock of Old Kent; and
        (b) there is no outstanding subscription, option, warrant, or right to acquire any capital stock of Old Kent, or agreement to which Old Kent is a party or by which it is bound to issue capital stock, except as set forth in, or as contemplated by, this Plan of Merger, and except (i) the Old Kent Rights (which as of the date of this Plan of Merger were represented by and transferable only with shares of Old Kent Common Stock); (ii) stock options awarded pursuant to Old Kent employee and director stock option plans; (iii) provisions for the grant or sale of shares or the right to receive shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, stock purchase and other benefit plans; (iv) shares of Old Kent Common Stock issuable under agreements entered into in connection with mergers or acquisitions of direct or indirect subsidiaries or assets in transactions approved by the Old Kent board of directors or a committee of such board, all of which have been previously disclosed in Old Kent's filings with the Securities and Exchange Commission (the "SEC"); and (v) shares of Old Kent Common Stock issuable under Old Kent's DRIP and employee stock purchase plans.

                  3.4.3 ISSUANCE OF SHARES. Between September 3, 1999, and the date of this Plan of Merger, no additional shares of capital stock have been issued or authorized for issuance by Old Kent, except as described in this Plan of Merger, and except for shares issued or issuable pursuant to (a) the exercise of employee stock options under employee stock option plans; (b) the grant or sale of shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, stock purchase or other benefit plans; and (c) Old Kent's DRIP and employee stock purchase plans.

                  3.4.4 VOTING RIGHTS. Neither Old Kent nor any of its subsidiaries (other than MergerSub) has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger, or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

                  3.4.5 CLASSES AND SHARES - MERGERSUB. The authorized capital stock of MergerSub consists of 60,000 shares of common stock, without par value, of which, as of the date of this Plan of Merger, a total of 1,000 shares were validly issued and outstanding.

        3.5 OLD KENT CAPITAL STOCK. The shares of Old Kent Capital Stock to be issued in the Merger in accordance with this Plan of Merger have been duly authorized and reserved and, when issued as contemplated by this Plan of Merger, will be validly issued, fully paid, and nonassessable shares.

        3.6  FINANCIAL STATEMENTS.

                  3.6.1 FINANCIAL STATEMENTS. The consolidated financial statements of Old Kent and its subsidiaries as of and for each of the three years ended December 31, 1996, 1997, and 1998, as reported on by Old Kent's independent accountants, and the unaudited consolidated financial statements of Old Kent and its subsidiaries as of and for the quarters ended March 31, 1999 and June 30, 1999, including all schedules and notes relating to such statements (collectively, "Old Kent's Financial Statements"), fairly present, and the unaudited consolidated financial statements of Old Kent and its subsidiaries as of and for each quarter ending after the date of this Plan of Merger until the Effective Time, including all schedules and notes relating to such statements, will fairly present, the financial condition and the results of operations, changes in shareholders' equity, and cash flows of Old Kent as of the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted United States accounting principles ("GAAP") consistently applied, subject, in the case of unaudited interim financial statements, to normal, recurring year-end adjustments (the effect of which would not, individually or in the aggregate, have a Material Adverse Effect on Old Kent) and the absence of notes (that, if presented, would not differ materially from those included in Old Kent's Financial Statements).

                  3.6.2 CALL REPORTS. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and were correct and complete in all material respects when filed:

                       (a) The consolidated reports of condition and income of Old Kent Bank (including any amendments) as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the Federal Deposit Insurance Corporation ("FDIC"); and

                       (b) The FR Y-9 and FR Y-6 (including amendments) for Old Kent as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the Federal Reserve Board.

        All of such reports required to be filed prior to the Closing by Old Kent and/or Old Kent Bank will be prepared and filed in conformity with applicable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed.

        3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in Old Kent's Financial Statements as of December 31, 1998, as of such date, neither Old Kent nor any of its subsidiaries had liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable probability that they could have a Material Adverse Effect on Old Kent.

        3.8 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the financial condition, income, expenses, assets, liabilities or business of Old Kent and its subsidiaries that had or in the future is reasonably likely to have a Material Adverse Effect on Old Kent, other than such changes that are caused by events and circumstances generally affecting the banking industry as a whole. No facts or circumstances have been discovered from which it reasonably appears that there is a reasonable probability that there will occur a change that is reasonably likely to have a Material Adverse Effect on Old Kent, other than such changes that are caused by events and circumstances generally affecting the banking industry as a whole.

        3.9 ABSENCE OF LITIGATION. Except to the extent disclosed in Old Kent's filings with the SEC, there is no action, suit, proceeding, claim, arbitration, or investigation pending or, to Old Kent's knowledge, threatened by any person, including without limitation any governmental or regulatory agency, against Old Kent or any of its subsidiaries, or the assets or business of Old Kent or any of its subsidiaries, any of which has had or is reasonably likely to have a Material Adverse Effect on Old Kent. To the knowledge of Old Kent, there is no factual basis that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

        3.10 CONDUCT OF BUSINESS. Old Kent and each of Old Kent's subsidiaries have conducted their respective businesses and used their respective properties in substantial compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, insurance, and Environmental Laws (as defined in Section
   4.24.2 (ENVIRONMENTAL LAWS)), except for such violations that, individually or in the aggregate, would not have a Material Adverse Effect on Old Kent.

        3.11 MATERIAL CONTRACTS. Neither Old Kent nor any of its subsidiaries is a party to any agreement, contract, loan, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument under which (a) a consent or approval is required, (b) a prohibited assignment by operation of law could occur, (c) a waiver or loss of any right could occur or (d) acceleration of any obligation could occur, in each case as a result of the execution and delivery of this Plan of Merger or the performance of the transactions contemplated by this Plan of Merger, where (w) the failure to obtain such consent or approval, (x) the violation of the prohibition against assignment, (y) the waiver or loss of any right, or (z) the acceleration of any obligation would have a Material Adverse Effect on Old Kent.

        3.12  REGULATORY FILINGS.  In the last three years:

                  3.12.1 SEC FILINGS. Old Kent has filed, and will in the future continue to file, in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K and Form 10-Q;

                  3.12.2 REGULATORY FILINGS. Old Kent has filed in a timely manner all other material filings with other regulatory bodies for which filings are required; and

                  3.12.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.13  REGISTRATION STATEMENT, ETC.

                  3.13.1 "TRANSACTION DOCUMENTS." The term "Transaction Documents" shall collectively mean: (i) the registration statement to be filed by Old Kent with the SEC (the "Registration Statement") in connection with the Old Kent Common Stock to be issued in the Merger; (ii) the prospectus and proxy statement (the "Prospectus and Proxy Statement") to be mailed to Grand Premier stockholders in connection with the Stockholders' Meeting (defined below); and (iii) any other documents to be filed with the SEC, the Federal Reserve Board, the Michigan Financial Institutions Bureau ("FIB"), the Comptroller of the Currency ("OCC"), the states of Michigan or Delaware, or any other regulatory agency in connection with the Merger.

                  3.13.2 ACCURATE INFORMATION. The information to be supplied by Old Kent for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; (b) with respect to the Registration Statement, when it becomes effective; and (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Stockholders' Meeting.

                  3.13.3 COMPLIANCE OF FILINGS. All documents that Old Kent is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as t form in all material respects with the provisions of applicable law and regulation.

        3.14 INVESTMENT BANKERS AND BROKERS. Old Kent has not employed any broker, finder, or investment banker in connection with the Merger. Old Kent has no express or implied agreement with any other person or company relative to any commission or finder's fee payable with respect to this Plan of Merger or the transactions contemplated by it.

        3.15 ACCOUNTING AND TAX TREATMENT. Neither Old Kent nor, to its knowledge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to Old Kent and its affiliates, would prevent Old Kent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Old Kent has no knowledge of any reason why the Merger would fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

        3.16 AGREEMENTS WITH BANK REGULATORS. Neither Old Kent nor any of Old Kent's subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Old Kent been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. As of the date of this Plan of Merger, Old Kent knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (REQUIRED APPROVALS) cannot be obtained or why the process would be materially impeded.

        3.17 RESERVE FOR LOAN LOSSES. The reserve for credit losses as reflected in Old Kent's Financial Statements as of December 31, 1998 was (a) adequate in the reasonable opinion of management to meet all reasonably anticipated credit losses, net of recoveries related to assets previously charged off as of that date, and (b) consistent with GAAP and safe and sound banking practices.

        3.18  YEAR 2000 COMPLIANCE.   Old Kent has adopted and is
   implementing plans and procedures consistent with applicable regulatory requirements and guidelines and good business practices so that its Year 2000 Assets (defined below) are and will be timely modified, upgraded or replaced to become Year 2000 Ready (defined below) in all material respects by September 30, 1999.

                  3.18.1 COMPLIANCE COSTS. The remaining cost and process of achieving Year 2000 readiness for any Year 2000 Assets that are not Year 2000 Ready do not, and will not, constitute a Material Adverse Effect with respect to Old Kent.

                  3.18.2 REGULATORY COMPLIANCE. Old Kent and its banking subsidiaries are in material compliance with the requirements, guidelines, and schedule contained in the Federal Financial Institutions Examination Council's statements dated May 5, 1997, "YEAR 2000 PROJECT MANAGEMENT AWARENESS," and December 17, 1997, "SAFETY AND SOUNDNESS GUIDELINES CONCERNING THE YEAR 2000 BUSINESS RISK," and dated October 15, 1998, "INTERAGENCY GUIDELINES ESTABLISHING YEAR 2000 STANDARDS FOR SAFETY AND SOUNDNESS," to the extent applicable. Neither Old Kent nor its subsidiaries have received any Year 2000 deficiency notification letter from any regulator having jurisdiction pertaining to Year 2000 readiness.

                  3.18.3  COMPATIBILITY.   Old Kent makes no
        representation relating to the compatibility of the technology used by Old Kent or any of its subsidiaries with that used by Grand Premier or with respect to the cost of integrating the technology of Grand Premier or any of its subsidiaries with that used by Old Kent.

                  3.18.4 DEFINITIONS. "Year 2000 Assets" means all buildings, physical plants, structures, machinery, equipment, software, hardware, computer systems and other property owned, leased, licensed or used by either Old Kent or Grand Premier, as applicable, or their respective subsidiaries, which individually or taken together, are material to the ordinary conduct of their respective lines of business, services, or operations. "Year 2000 Ready" means that the Year 2000 Asset accurately processes and handles date and time data, including but not limited to performing all leap year calculations and calculating, comparing and sequencing during and between the years 1999 and 2000 and all other years, and will not malfunction, cease to function or provide invalid or incorrect results or data as a result of date or time data, including when a Year 2000 Asset is used in combination with or is interfacing with any other Year 2000 Asset or with any other asset or information technology to the extent that it is within its control.

         ARTICLE IV - GRAND PREMIER'S REPRESENTATIONS AND WARRANTIES

        Grand Premier represents and warrants to Old Kent that, except as otherwise set forth in the disclosure statement previously furnished to Old Kent by Grand Premier (the "Grand Premier Disclosure
   Statement"):

        4.1  AUTHORIZATION, NO CONFLICTS, ETC.

                  4.1.1  AUTHORIZATION OF AGREEMENT.   Grand Premier has
        the requisite corporate power and authority to execute and deliver this Plan of Merger and, subject to adoption by Grand Premier's stockholders, to consummate the Merger. This Plan of Merger has been duly adopted and the consummation of the Merger have been duly authorized by the board of directors of Grand Premier and no other corporate proceedings on the part of Grand Premier are necessary to authorize this Plan of Merger or to consummate the Merger, subject only to adoption by the holders of Grand Premier Common Stock. This Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, Grand Premier and is enforceable against Grand Premier in accordance with its terms.

                  4.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by Grand Premier and a certain voting agreement, dated as of the same date as this Plan of Merger, among Old Kent and certain stockholders of Grand Premier (the "Voting Agreement") by such stockholders, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of any provision of: (a) Grand Premier's amended and restated certificate of incorporation or by-laws or any of Grand Premier's subsidiaries' certificate of incorporation, articles of association, by-laws, or similar organizational documents; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, memorandum of understanding, arbitral award, decree, or injunction applicable to Grand Premier or any of its subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 4.1.4 (REQUIRED APPROVALS). The board of directors of Grand Premier has approved the transactions contemplated by this Plan of Merger, the Voting Agreement, and the Option Agreement such that provisions of Section 203 of the DGCL will not apply to this Plan of Merger, the Voting Agreement, or the Option Agreement or any of the transactions contemplated hereby or thereby.

                  4.1.3 REGULATORY RESTRICTIONS. The execution, delivery, and performance of this Plan of Merger by Grand Premier and the Voting Agreement by the Stockholders, and the consummation of the Merger, do not and will not violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which Grand Premier or any of its subsidiaries is a party or subject, or by which it is bound or affected.

                  4.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Grand Premier other than in connection or compliance with the provisions of the Michigan Act and DGCL, compliance with federal and state securities laws, and the consents, authorizations, approvals, or exemptions required under the Federal Bank Holding Company Act, the FDIA, and the Michigan Banking Code.

        4.2 ORGANIZATION AND GOOD STANDING. Grand Premier is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Grand Premier possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Grand Premier is a bank holding company duly registered as such with the Federal Reserve Board under the Federal Bank Holding Company Act. Grand Premier is duly qualified and in good standing as a foreign corporation in the State of Illinois. Grand Premier is not, and is not required to be, qualified or admitted to conduct business as a foreign corporation in any other state, except where the failure to be so qualified or admitted would not have a Material Adverse Effect on Grand Premier.

        4.3  SUBSIDIARIES.

                  4.3.1 OWNERSHIP. Grand Premier owns all of the issued and outstanding shares of capital stock of each of its subsidiaries, free and clear of any claim, security interest, pledge, or lien of any kind. Each of Grand Premier Bank and Grand Premier Trust Bank is duly organized, validly existing, and in good standing as a national banking association under the laws of the United States of America. Each of Grand Premier's other subsidiaries (as listed in the Grand Premier Disclosure Statement) is duly incorporated or formed as a limited liability company, validly existing, and in good standing in its state of incorporation or formation. Grand Premier does not have "Control" (as defined in Section 2(a)(2) of the Federal Bank Holding Company Act, using 5 percent rather than 25 percent), either directly or indirectly, of any corporation, general or limited partnership, limited liability company, trust or other person engaged in an active trade or business or that holds any significant assets other than as disclosed in the Grand Premier Disclosure Statement.

                  4.3.2 RIGHTS TO CAPITAL STOCK. There is no legally binding and enforceable subscription, option, warrant, right to acquire, or any other similar agreement relating to the acquisition of any of the capital stock of any of Grand
        Premier's subsidiaries.

                  4.3.3 QUALIFICATION AND POWER. Each of Grand Premier's subsidiaries is qualified or admitted to conduct business in each state where such qualification or admission is required except those states where the failure to be so qualified or admitted would not have a Material Adverse Effect on Grand Premier. Each of Grand Premier's subsidiaries has full corporate power and authority to carry on its business as and where now being conducted.

                  4.3.4 DEPOSIT INSURANCE; OTHER ASSESSMENTS. Each of the Grand Premier Banks maintains in full force and effect deposit insurance through the Bank Insurance Fund of the FDIC. Neither of the Grand Premier Banks nor their predecessors have previously consummated a deposit insurance conversion transaction or a so-called "Oakar" deposit insurance transaction involving a depository institution whose deposits were insured through the Savings Association Insurance Fund. Each of the Grand Premier Banks has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required to maintain such deposit insurance in full force and effect. Each of the Grand Premier Banks has paid as and when due all material fees, charges, and assessments to each and every governmental or regulatory agency having jurisdiction as required by law, regulation, or rule.

                  4.3.5 NO ACQUISITION OR MERGER RESTRICTIONS. Each of the Grand Premier Banks qualifies under the Illinois banking laws and regulations to be acquired by an out of state bank holding company, and, immediately thereafter, to be merged or consolidated with and into an out of state bank.

        4.4  CAPITAL STOCK.

                  4.4.1 CLASSES AND SHARES. The authorized capital stock of Grand Premier consists of 32,000,000 shares divided into two classes as follows: (a) 30,000,000 shares of common stock, $0.01 par value per share, of which, as of the date of this Plan of Merger, a total of 22,359,791 shares were validly issued and outstanding, no shares were held as treasury shares, and 357,406 shares were subject to outstanding options as of the date of this Plan of Merger; and (b) 2,000,000 shares of preferred stock, $0.01 par value per share, of which (i) 7,250 shares were designated and are issued and outstanding as Grand Premier Series B Preferred Stock, (ii) 2,000 shares were designated and are issued and outstanding as Grand Premier Series C Preferred Stock, and (iii) 300,000 shares were designated Series I Junior Participating Preferred Stock, none of which were issued and outstanding as of the date of this Plan of Merger. All dividends payable to the holders of Grand Premier Preferred Stock have been paid in full. Each share of Grand Premier Series B Preferred Stock is convertible into 129.22 shares of Grand Premier Common Stock. The 300,000 shares of Series I Junior Participating Preferred Stock are reserved for issuance pursuant to the exercise of preferred stock purchase rights (the "Grand Premier Rights") governed by a Rights Agreement, dated as of July 8, 1996, between Grand Premier and Grand Premier Trust Bank (the "Grand Premier Rights Agreement").

                  4.4.2 NO OTHER CAPITAL STOCK. Except for the Option Agreement, the Grand Premier Rights Agreement, the Grand Premier Series B Preferred Stock, and the outstanding options under the Grand Premier Option Plans, there is no security or class of securities authorized or issued that represents or is convertible into Grand Premier Capital Stock. Except for the Option Agreement, the outstanding options under the Grand Premier Option Plans, the Grand Premier Rights Agreement, and Grand Premier Savings and Stock Plan (the "Grand Premier Savings Plan") and the Grand Premier Deferred Compensation Plan, there is no outstanding subscription, option, warrant, right, or agreement to acquire Grand Premier Capital Stock, or agreements to which Grand Premier is a party or by which it may be or is bound to issue Grand Premier Capital Stock. No stock option agreement issued under the Grand Premier Option Plans requires or permits the payout of cash in exchange for the cancellation of such Unexercised Option.

                  4.4.3 ISSUANCE OF SHARES. After the date of this Plan of Merger, the number of issued and outstanding shares of Grand Premier Common Stock is not subject to change before the Effective Time except for Permitted Issuances, issuances, if any, through the Grand Premier Savings Plan, and issuances under the Option Agreement.

                  4.4.4 VOTING RIGHTS. Other than the shares of Grand Premier Common Stock described in this Section, neither Grand Premier nor any of Grand Premier's subsidiaries has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

                  4.4.5 APPRAISAL RIGHTS. No holder of Grand Premier Common Stock will be entitled to appraisal rights pursuant to
        Section 262 of DGCL as a result of the consummation of the Merger. The holders of Grand Premier Preferred Stock will be entitled to appraisal rights pursuant to Section 262 of DGCL as a result of the consummation of the Merger.

        4.5 AMENDMENT OF GRAND PREMIER RIGHTS. Grand Premier has duly amended the Grand Premier Rights Agreement to exempt the Merger, the transactions contemplated by the Voting Agreement, and the award and exercise of the Option contemplated by the Option Agreement and prevent such events from constituting a "Flip-In Event" under the Grand Premier Rights Agreement or otherwise triggering any other provision under the Grand Premier Rights Agreement and prevent Old Kent from becoming "Acquiring Persons" under such agreement. The Grand Premier Rights issued to the holders of Grand Premier Common Stock that are evidenced, as of the date of this Plan of Merger, by shares of Grand Premier Common Stock may be redeemed by Grand Premier upon a resolution therefor by the Board of Directors of Grand Premier at a redemption price of no more than $0.01 per Grand Premier Right in cash. Neither the execution of this Plan of Merger by Grand Premier nor any of the provisions of this Plan of Merger, the Voting Agreement, or the Option Agreement will adversely affect in any way the ability of Grand Premier to redeem the Grand Premier Rights as described in this Section 4.5 (REDEMPTION OF GRAND PREMIER RIGHTS).

        4.6  FINANCIAL STATEMENTS.

                  4.6.1 FINANCIAL STATEMENTS. The consolidated financial statements of Grand Premier as of and for the each of three years ended December 31, 1996, 1997, and 1998, as reported on by Grand Premier's independent accountants, and the unaudited consolidated financial statements of Grand Premier and its subsidiaries as of and for the quarters ended March 31, 1999 and June 30, 1999, including all schedules and notes relating to such statements, as previously delivered to Old Kent (collectively, "Grand Premier's Financial Statements"), fairly present, and the unaudited consolidated financial statements of Grand Premier and its subsidiaries as of and for each quarter ending after the date of this Plan of Merger until the Effective Time, including all schedules and notes relating to such statements, will fairly present, the financial condition and the results of operations, changes in stockholders' equity, and cash flows of Grand Premier as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied, subject, in the case of unaudited interim financial statements, to normal, recurring year-end adjustments (the effect of which would not, individually or in the aggregate, have a Material Adverse Effect on Grand Premier) and the absence of notes (that, if presented, would not differ materially from those included in Grand Premier's Financial Statements). No financial statements of any entity or enterprise other than those subsidiaries of Grand Premier set forth in Schedule 4.3 of the Grand Premier Disclosure Statement are required by GAAP to be included in the consolidated financial statements of Grand Premier.

                  4.6.2 CALL REPORTS. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and were correct and complete in all material respects when filed:

                       (a) The consolidated reports of condition and income of each of the Grand Premier Banks (including any amendments) as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the FDIC; and

                       (b)  The FR Y-9 and FR Y-6 (including any
                  amendments) for Grand Premier as of and for each of the years ended December 31, 1996, 1997, and 1998, as filed with the Federal Reserve Board.

        All of such reports required to be filed prior to the Closing by Grand Premier and/or Grand Premier Banks will be prepared and filed in conformity with applicable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed. All of the reports identified in this Section are collectively referred to as the "Call Reports."

        4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in Grand Premier's Financial Statements as of December 31, 1998, neither Grand Premier nor any of Grand Premier's subsidiaries had, as of such date, liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable probability that they could have a Material Adverse Effect on Grand Premier.

        4.8 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the financial condition, income, expenses, assets, liabilities or business of Grand Premier that had or in the future is reasonably likely to have a Material Adverse Effect on Grand Premier, other than such changes that are caused by events and circumstances generally affecting the banking industry as a whole. No facts or circumstances have been discovered from which it reasonably appears that there is a reasonable probability that there will occur a change that is reasonably likely to have a Material Adverse Effect on Grand Premier, other than such changes that are caused by events and circumstances generally affecting the banking industry as a whole.

        4.9 ABSENCE OF LITIGATION. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to the knowledge of Grand Premier, threatened by any person, including without limitation any governmental or regulatory agency, against Grand Premier or any of its subsidiaries, or the assets or business of Grand Premier or any of its subsidiaries, any of which has had or is reasonably likely to have a Material Adverse Effect on Grand Premier. To the knowledge of Grand Premier, there is no factual basis that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

        4.10 NO INDEMNIFICATION CLAIMS. To the knowledge of Grand Premier, there has been no event, action, or omission by or with respect to any director, officer, employee, trustee, agent, or other person who may be entitled to receive indemnification or reimbursement of any claim, loss, or expense under any agreement, contract, or arrangement providing for corporate indemnification or reimbursement of any such person.

        4.11 CONDUCT OF BUSINESS. Grand Premier and each of Grand Premier's subsidiaries have conducted their respective businesses and used their respective properties in substantial compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance, and Environmental Laws (as defined in Section 4.24.2 (ENVIRONMENTAL LAWS)), except for such violations that, individually or in the aggregate, would not have a Material Adverse Effect on Grand Premier.

        4.12 CONTRACTS. There is no existing default by Grand Premier or any of its subsidiaries or, to the knowledge of Grand Premier, any other party under any contract or agreement to which Grand Premier or any of its subsidiaries is a party, or by which they are bound, the result of which is reasonably likely to have a Material Adverse Effect on Grand Premier. Excepting any ordinary and customary banking relationships, there is no material agreement, contract, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument of which Grand Premier has knowledge under which another party is in material default of its obligations to Grand Premier or any of its subsidiaries. Grand Premier is not party to any contract, agreement, arrangement, or understanding (other than ordinary and customary banking relationships) that would require Grand Premier or any of its subsidiaries to make payments or make expenditures in excess of $200,000 per year or that would require any payment to another party upon termination of the agreement, arrangement, or understanding in excess of $50,000.

        4.13   REGULATORY FILINGS.  In the last three years:

                  4.13.1 SEC FILINGS. Grand Premier has filed, and in the future will continue to file, in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K and Form 10-Q;

                  4.13.2 REGULATORY FILINGS. Grand Premier has filed in a timely manner all other filings with other regulatory bodies for which filings are required; and

                  4.13.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All such filings complied in all material respects with all laws, regulations, forms, and guidelines applicable to such filings.

        4.14  REGISTRATION STATEMENT, ETC.

                  4.14.1 ACCURATE INFORMATION. The information to be supplied by Grand Premier for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; (b) with respect to the Registration Statement, when it becomes effective; and (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Stockholders' Meeting.

                  4.14.2 COMPLIANCE OF FILINGS. All documents that Grand Premier is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law and regulation.

        4.15 AGREEMENTS WITH BANK REGULATORS. Neither Grand Premier nor any of Grand Premier's subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Grand Premier been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. As of the date of this Plan of Merger, Grand Premier knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (REQUIRED APPROVALS) cannot be obtained or why the process would be materially impeded.

        4.16  TAX MATTERS.

                  4.16.1 TAXES DEFINED. "Taxes" means any federal, state, county, local, or foreign taxes, charges, assessments, levies, deficiencies, or other governmental fees, charges, or amounts required to be collected, withheld, or paid to any government, agency, or political subdivision of any government in respect to any tax or governmental fee or charge, together with any penalties, additions to tax or interest, due under any applicable law, regulation, rule, or ordinance to any governmental unit or agency, including, without limitation, taxes with respect to income, profits, gross receipts, value added, AD VALOREM, employment, unemployment, withholding, backup withholding, nonresident alien withholding, social security, real property, personal property, sales, use, excise, intangibles, license, franchise, capital stock, and disability, and payments based on occupation, services rendered, real property, personal property or transfer.

                  4.16.2  TAX RETURNS.  Grand Premier and its
        subsidiaries have each duly and timely filed or delivered, and if necessary amended, all material tax returns, information returns, estimates, declarations, reports, statements and other filings that are required by law, regulation, rule, or ordinance (collectively, "Tax Returns"). Each such Tax Return, as amended, is materially correct, and complete, and complies in all material respects with all applicable laws, regulations, rules, and ordinances. Grand Premier and its subsidiaries have each maintained all necessary and appropriate accounting records to support the positions taken on all filed Tax Returns and all exemptions from filing Tax Returns.

                  4.16.3 TAX ASSESSMENTS AND PAYMENTS. All material Taxes due and payable by Grand Premier and each of Grand Premier's subsidiaries have been paid or deposited in full as and when due, including applicable extension periods. Each of Grand Premier and Grand Premier's subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third parties. The provisions made for Taxes on Grand Premier's Financial Statements as of December 31, 1998, are sufficient for the payment of all accrued but unpaid Taxes as of the date indicated, whether or not disputed, with respect to all periods through December 31, 1998. There is no lien on any of Grand Premier's or any of its subsidiaries' assets or properties with respect to Taxes, except for liens for Taxes not yet due and payable.

                  4.16.4 TAX AUDITS. None of the Tax Returns of Grand Premier and its subsidiaries filed for any tax year after 1989 have been audited by the Internal Revenue Service (the "IRS") or any state or local taxing authority. There is no tax audit or legal or administrative proceeding concerning the accuracy of tax or information returns or the assessment or collection of Taxes pending or, to Grand Premier's knowledge, threatened with respect to Grand Premier or its subsidiaries. No claim concerning the calculation, assessment or collection of taxes has been asserted and not fully resolved with respect to Grand Premier or any of its subsidiaries. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of Grand Premier or any of its subsidiaries.

                  4.16.5 TAX ACCOUNTING. Neither Grand Premier nor any of its subsidiaries have been required to include in income any adjustment pursuant to Section 481 of the Internal Revenue Code by reason of a voluntary change in accounting method initiated by Grand Premier or any of its subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Neither Grand Premier nor any of its subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Internal Revenue Code.


                  4.16.6 EXCESS PARACHUTE PAYMENTS. No compensation that could be payable (whether in cash, stock, options, or other property or the vesting of property or other rights) by Grand Premier, its subsidiaries, its affiliates, or any of their respective successors under any employment, option, benefit plan, severance, termination or other compensation arrangement currently in effect is, or will be, an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code).


        4.17 TITLE TO PROPERTIES. Grand Premier and each of its subsidiaries have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned

   (including those reflected in Grand Premier's Financial Statements as of December 31, 1998, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:


                  4.17.1 REFLECTED ON BALANCE SHEET. As reflected on Grand Premier's Financial Statements as of December 31, 1998;

                  4.17.2 NORMAL TO BUSINESS. Liens for current Taxes not yet delinquent, and liens or encumbrances that are normal to the business of Grand Premier and that would not have a Material Adverse Effect on Grand Premier; and

                  4.17.3 IMMATERIAL IMPERFECTIONS. Such imperfections of title, easements, restrictions, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby.

                  4.17.4 PUBLIC EASEMENTS; ETC. Such public easements, public rights of way, and interests of units of government of record, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby.

        4.18 CONDITION OF REAL PROPERTY. With respect to each parcel of real property owned, legally or beneficially, by Grand Premier or any of its subsidiaries, including other real estate owned ("Grand
   Premier's Real Property"), to its knowledge:

                  4.18.1   NO ENCROACHMENTS.  Except for those
        encroachments that have been insured over by a policy of title insurance, no building or improvement to Grand Premier's Real Property encroaches on any easement or property owned by another person. No building or property owned by another person encroaches on Grand Premier's Real Property or on any easement benefitting Grand Premier's Real Property. None of the boundaries of Grand Premier's Real Property deviates substantially from those shown on the survey of such property, if any, included with the Grand Premier Disclosure Statement or from what the boundaries appear to be through visual inspection. No claim of encroachment has been asserted by any person with respect to any of Grand Premier's Real Property.

                  4.18.2 ZONING. Neither Grand Premier, any of Grand Premier's subsidiaries, nor Grand Premier's Real Property is in material violation of any zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement relating to any of Grand Premier's Real Property.

                  4.18.3 BUILDINGS. All buildings and improvements to Grand Premier's Real Property are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.

                  4.18.4 NO CONDEMNATION. None of Grand Premier's Real Property is the subject of any condemnation action. There is no proposal under active consideration by any public or governmental authority or entity to acquire Grand Premier's Real Property for any governmental purpose.

        4.19 REAL AND PERSONAL PROPERTY LEASES. With respect to each lease and license pursuant to which Grand Premier or any of its subsidiaries, as lessee or licensee, has possession of real or personal property, excluding any personal property lease with aggregate payments of less than $25,000 per year ("Grand Premier's Leases"):


                  4.19.1 VALID. Each of Grand Premier's Leases is valid, effective, and enforceable against the lessor or licensor in accordance with its terms.

                  4.19.2 NO DEFAULT. There is no existing default under any of Grand Premier's Leases or any event that with notice or passage of time, or both, would constitute a default with respect to Grand Premier, any of Grand Premier's subsidiaries or, to the knowledge of Grand Premier, any other party to the contract, which default is reasonably likely to have a Material Adverse Effect on Grand Premier.

                  4.19.3 ASSIGNMENT. None of Grand Premier's Leases contain a prohibition against assignment by Grand Premier or any of its subsidiaries, by operation of law or otherwise, or any provision that would materially interfere with the possession, use, or rights with respect to the property by Old Kent or its subsidiaries for the same purposes and upon the same rental and other terms following consummation of the Merger as are applicable to Grand Premier or Grand Premier's subsidiaries prior to the Effective Time.

        4.20  REQUIRED LICENSES, PERMITS, ETC.

                  4.20.1 LICENSES, PERMITS, ETC. Grand Premier and each of Grand Premier's subsidiaries hold all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for the conduct of its business as presently conducted, except where the lack of which would not have a Material Adverse Effect on Grand Premier.

                  4.20.2 REGULATORY ACTION. Neither Grand Premier nor any of its subsidiaries nor any of their directors, officers, or employees has within the last five years been charged by a regulatory authority with, or to Grand Premier's knowledge is under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule, regulation, guideline, or standard applicable to Grand Premier or its subsidiaries' or their respective businesses. Neither Grand Premier nor any of its subsidiaries nor any of their directors, officers, or employees is the subject of any pending or, to Grand Premier's knowledge, threatened proceeding by any regulatory authority having jurisdiction over the business, properties, or operations of Grand Premier or any of its subsidiaries.

        4.21 MATERIAL CONTRACTS. There is no agreement, contract, loan, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument under which (a) a consent or approval is required, (b) a prohibited assignment by operation of law could occur, (c) a waiver or loss of any right could occur or (d) acceleration of any obligation could occur, in each case as a result of the execution and delivery of this Plan of Merger, or a change of control, merger, consolidation, or liquidation of Grand Premier or any of its subsidiaries upon consummation of the Merger where (w) the failure to obtain such consent or approval, (x) the violation of the prohibition against assignment, (y) the waiver or loss of any right, or (z) the acceleration of any obligation could materially interfere with the ordinary course of business by Grand Premier or any of its subsidiaries (or Old Kent or any of its subsidiaries as their successors) or have a Material Adverse Effect on Grand Premier. The execution and delivery of this Plan of Merger by Grand Premier will not subject Old Kent or its subsidiaries to liability for tortious interference with contractual rights.

             4.22  CERTAIN EMPLOYMENT MATTERS.

                  4.22.1 EMPLOYMENT POLICIES, PROGRAMS, AND PROCEDURES. The policies, programs, and practices of Grand Premier and each of its subsidiaries relating to equal opportunity and affirmative action, wages, hours of work, employee disabilities, and other terms and conditions of employment are in compliance in all material respects with applicable federal, state, and local laws, orders, regulations, and ordinances governing or relating to employment and employer practices and facilities.

                  4.22.2 RECORD OF PAYMENTS. There is no existing or outstanding obligation of Grand Premier or any of its subsidiaries, whether arising by operation of law, civil or common, by contract, or by past custom, for any Employment-Related Payment (as defined in Section 4.22.3 (EMPLOYMENT-RELATED

        PAYMENTS)) to any trust, fund, company, governmental agency, or any person that has not been duly recorded on the books and records of Grand Premier and paid when due or duly accrued in the ordinary course of business in accordance with GAAP.

                  4.22.3 EMPLOYMENT-RELATED PAYMENTS. For purposes of this Plan of Merger, "Employment-Related Payments" include any payment to be made with respect to any contract for employment; unemployment compensation benefits; profit sharing, pension, or retirement benefits; social security benefits; fringe benefits, including vacation, or holiday pay, bonuses, and other forms of compensation; or for medical insurance or medical expenses; any of which are payable with respect to any present or former director, officer, employee, or agent, or his or her survivors, heirs, legatees, or legal representatives.

                  4.22.4 EMPLOYMENT CLAIMS. There is no dispute, claim, or charge, pending or, to Grand Premier's knowledge, threatened, alleging breach of any express or implied employment contract or commitment, or breach of any applicable law, order, regulation, public policy, or ordinance relating to employment or terms and conditions of employment. To the knowledge of Grand Premier, there is no factual basis for any valid claim or charge with regard to such employment-related matters.

                  4.22.5 EMPLOYMENT-RELATED AGREEMENTS. There is no written or oral, express or implied:

                       (a)  Employment contract or agreement, or
                  guarantee of job security, made with or to any past or present employee of Grand Premier or any of its subsidiaries that is not terminable by Grand Premier or any of its subsidiaries upon 60 days' or less notice without penalty or obligation;

                       (b) Plan, contract, arrangement, understanding, or practice providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, retirement benefits of the type described in Statement of Financial Accounting Standard No. 106, or profit sharing; or

                       (c)  Plan, agreement, arrangement, or
                  understanding with respect to payment of medical expenses, insurance (except insurance continuation limited to that required under provisions of the Consolidated Omnibus Budget Reconciliation Act), or other benefits for any former employee or any spouse, child, member of the same household, estate, or survivor of any employee or former employee.

        4.23 EMPLOYEE BENEFIT PLANS. With respect to any "employee welfare benefit plan," any "employee pension benefit plan," or any "employee benefit plan" within the respective meanings of Sections 3(1), 3(2), and 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each referred to as an "Employee Benefit Plan"), maintained by or for the benefit of Grand Premier or any of its subsidiaries or their predecessors or to which Grand Premier or any of its subsidiaries or their predecessors has made payments or contributions on behalf of its employees:

                  4.23.1 ERISA COMPLIANCE. Grand Premier, each of Grand Premier's subsidiaries, each Employee Benefit Plan, and all trusts created thereunder are in substantial compliance with ERISA, and all other applicable laws and regulations insofar as such laws and regulations apply to such plans and trusts.

                  4.23.2 INTERNAL REVENUE CODE COMPLIANCE. Grand Premier, each of Grand Premier's subsidiaries, each Employee Benefit Plan that is intended to be a qualified plan under
        Section 401(a) of the Internal Revenue Code, and all trusts created thereunder are in substantial compliance with the applicable provisions of the Internal Revenue Code.

                  4.23.3 PROHIBITED TRANSACTIONS. No Employee Benefit Plan and no trust created thereunder has been involved, subsequent to June 30, 1974, in any nonexempt "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code and in Sections 406, 407, and 408 of ERISA.

                  4.23.4 PLAN TERMINATION. No Employee Benefit Plan that is a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued, or merged into another plan or trust after January 1, 1985, except in compliance with notice and disclosure to the IRS and the Pension Benefit Guaranty Corporation (the "PBGC"), where applicable, as required by the Internal Revenue Code and ERISA. With respect to each plan termination, all termination procedures have been completed and there is no pending or potential liability to the PBGC, to any plan, or to any participant under the terminated plan. Each plan termination, partial termination, curtailment, discontinuance, or consolidation has been accompanied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termination proceedings with and through the PBGC.

                  4.23.5 MULTIEMPLOYER PLAN. No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

                  4.23.6 DEFINED BENEFIT PLAN. No Employee Benefit Plan in effect as of the date of this Plan of Merger is a "defined benefit plan" within the meaning of Section 3(35) of ERISA. No Employee Benefit Plan in effect as of the date of this Plan of Merger is subject to the minimum funding requirements of Section 412(a) of the Internal Revenue Code or Section 302 of ERISA.

                  4.23.7 PAYMENT OF CONTRIBUTIONS. Grand Premier has made when due all contributions required under each Employee Benefit Plan and under applicable laws and regulations.

                  4.23.8 PAYMENT OF BENEFITS. There is no payment that has become due from any Employee Benefit Plan, any trust created thereunder, or from Grand Premier or any of its subsidiaries that has not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

                  4.23.9 FILING OF REPORTS. Grand Premier and each of Grand Premier's subsidiaries has filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Employee Benefit Plan with the IRS, the United States Department of Labor, and the PBGC as prescribed by the Internal Revenue Code, ERISA, and the regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no material misstatements or omissions in any such filing.

        4.24  ENVIRONMENTAL MATTERS.

                  4.24.1 HAZARDOUS SUBSTANCES. For purposes of this Plan of Merger, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.
        Section 9601, ET SEQ. ("CERCLA"), and also includes any substance regulated by or subject to any Environmental Law (as defined below) and any other pollutant, contaminant, or waste, including, without limitation, petroleum, asbestos, radon, and polychlorinated biphenyls.

                  4.24.2 ENVIRONMENTAL LAWS. For purposes of this Plan of Merger, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (a) regulate the generation, manufacture, release, treatment, containment, storage, handling, transportation, disposal, or management of Hazardous Substances; (b) regulate or prescribe standards or requirements for the protection of air, water, or soil quality; (c) are intended to protect public health or the environment; or (d) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

                  4.24.3  OWNED OR OPERATED PROPERTY.   With respect to:
        (i) the real estate owned or leased by Grand Premier or any of its subsidiaries or used in the conduct of their businesses; and
        (ii) other real estate owned by either of the Grand Premier Banks (collectively referred to as "Premises"):

                       (a) CONSTRUCTION AND CONTENT. To its knowledge, none of the Premises is constructed of, or contains as a component part, any material that (either in its present form or as it may reasonably be expected to change through aging or normal use) releases or may release any Hazardous Substance in violation of applicable Environmental Law. Without limiting the generality of this Section, to Grand Premier's knowledge, the Premises are free of asbestos-containing building materials except to the extent properly sealed or encapsulated in compliance with all applicable Environmental Laws and all workplace safety and health laws and regulations.

                       (b) USES OF PREMISES. To its knowledge, no part of the Premises has been used for the generation, manufacture, handling, containment, treatment, transportation, storage, disposal, or management of Hazardous Substances, except for storage in compliance with Environmental Laws and in quantities and products normally associated with office use, maintenance and cleaning.

                       (c) UNDERGROUND STORAGE TANKS. To its knowledge, the Premises do not contain, and have never contained, any underground storage tanks. With respect to any underground storage tank that is listed in the Grand Premier Disclosure Statement as an exception to the foregoing, each such underground storage tank presently or previously located on Premises is or has been maintained or removed, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any release of a Hazardous Substance to the environment that has not been remediated in compliance with Environmental Laws.

                       (d) ABSENCE OF CONTAMINATION. To its knowledge, the Premises do not contain and are not contaminated by any reportable quantity, or any quantity or concentration in excess of applicable cleanup standards, of a Hazardous Substance from any source.

                       (e) ENVIRONMENTAL SUITS AND PROCEEDINGS. To its knowledge, there is no action, suit, investigation, liability, inquiry, or other proceeding, ruling, order, notice of potential liability, or citation involving

                  Grand Premier or any of its subsidiaries that is pending, threatened, or previously asserted and not completely resolved under, or as a result of any actual or alleged failure to comply with any requirement of, any Environmental Law. To its knowledge, there is no basis for any of the foregoing.

                       (f) NO IRPTA REAL PROPERTY. To Grand Premier's knowledge, none of the Premises constitutes "real property" within the meaning of the Illinois
                  Responsible Property Transfer Act, as amended.

                  4.24.4 TRUST PROPERTIES; FORMER PROPERTIES. With respect to (i) real estate held and administered in trust by either of the Grand Premier Banks and (ii) any real estate formerly owned or leased by Grand Premier or either of the Grand Premier Banks, Grand Premier makes the same representations as set forth in Section 4.24.3 (OWNED OR OPERATED PROPERTY) to its knowledge, including the knowledge of its senior trust officer, but only to its knowledge without any investigation or inquiry.

                  4.24.5 LOAN PORTFOLIO. With respect to any commercial real estate securing any outstanding loan or related security interest in excess of $300,000 and any owned real estate acquired in full or partial satisfaction of a debt previously contracted, Grand Premier and each of Grand Premier's subsidiaries has complied in all material respects with their policies (as such policies may have been in effect from time to time and as disclosed in the Grand Premier Disclosure Statement), and applicable laws and regulations, if any, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance on, in, or under such property and whether or not a release of a Hazardous Substance has occurred at or from such property, other than in compliance with applicable Environmental Laws.

        4.25 DUTIES AS FIDUCIARY. Each of the Grand Premier Banks has performed all of its duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards. Neither of the Grand Premier Banks has received notice of any claim, allegation, or complaint from any person that such bank failed to perform these fiduciary duties in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards.

        4.26 INVESTMENT BANKERS AND BROKERS. Grand Premier has employed Credit Suisse First Boston ("Credit Suisse First Boston"), in connection with the Merger. Grand Premier, Grand Premier's subsidiaries, and their respective affiliates, directors, officers, and agents (collectively, "Grand Premier's Representatives") have not employed, engaged, or consulted with any broker, finder, or investment banker other than Credit Suisse First Boston in connection with this Plan of Merger or the Merger. Other than the fees and expenses payable by Grand Premier to Credit Suisse First Boston in connection with the Merger, as described in the Grand Premier Disclosure Statement, there is no investment banking fee, financial advisory fee, brokerage fee, finder's fee, commission, or compensation payable by Grand Premier or any of its subsidiaries to any person with respect to the Plan of Merger or the consummation of the Merger. True and complete copies of each agreement, arrangement, and understanding between Grand Premier and Credit Suisse First Boston are included in the Grand Premier Disclosure Statement. Grand Premier has no express or implied agreement, arrangement, or understanding with any person other than Credit Suisse First Boston relative to the payment of any investment banking fee, financial advisory fee, brokerage fee, finder's fee, commission, or similar compensation with respect to this Plan of Merger or the consummation of the Merger.

        4.27 FAIRNESS OPINION. Grand Premier's board of directors has received the opinion of Credit Suisse First Boston, in its capacity as Grand Premier's financial advisor, substantially to the effect that the consideration to be received by the holders of the Grand Premier Common Stock in the Merger is fair to the holders of Grand Premier Common Stock from a financial point of view. Upon the receipt of a written opinion of Credit Suisse First Boston to that effect, Grand Premier will provide a copy of such opinion to Old Kent within five Business Days.

        4.28 GRAND PREMIER-RELATED PERSONS. For purposes of this Plan of Merger, the term "Grand Premier-Related Person" shall mean any director or executive officer of Grand Premier or any of its subsidiaries, their spouses and children, any person who is a member of the same household as such persons, and any corporation, limited liability company, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have Control.

                  4.28.1 CONTROL OF MATERIAL ASSETS. Other than in a capacity as a stockholder, director, or executive officer of Grand Premier or any of its subsidiaries, no Grand Premier-Related Person owns or controls any material assets or properties that are used in the business of Grand Premier or any of its subsidiaries.

                  4.28.2 CONTRACTUAL RELATIONSHIPS. Other than (i) ordinary and customary banking relationships, (ii) other contractual relationships that would require Grand Premier or any of its subsidiaries to make payments or make expenditures in excess of $60,000 per year, and (iii) any employment relationships not terminable within 60 days without penalty or further obligation; no Grand Premier-Related Person has any contractual relationship with Grand Premier or any of its subsidiaries.

                  4.28.3 LOAN RELATIONSHIPS. No Grand Premier-Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued by, Grand Premier or any of its subsidiaries in a principal amount of $60,000 or more.

        4.29 CHANGE IN BUSINESS RELATIONSHIPS. To Grand Premier's knowledge, whether on account of the Merger or otherwise: (a) no customer, agent, representative, or supplier of Grand Premier or any of its subsidiaries, or other person with whom Grand Premier or any of its subsidiaries has a contractual relationship, intends to discontinue, diminish, or change its relationship with Grand Premier or any of its subsidiaries, the effect of which is reasonably likely to have a Material Adverse Effect on Grand Premier or any of its subsidiaries; or (b) no executive officer of Grand Premier or any of its subsidiaries currently plans to terminate his or her employment.

        4.30 INSURANCE. Grand Premier and each of Grand Premier's subsidiaries maintain in full force and effect insurance on their respective assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry. There is no unsatisfied claim of $100,000 or more under such insurance as to which the insurance carrier has denied liability. During the last five years, no insurance company has canceled or refused to renew a policy of insurance covering Grand Premier's or any of Grand Premier's subsidiaries' assets, properties, premises, operations, or personnel. Grand Premier and each of Grand Premier's subsidiaries have given adequate and timely notice to each insurance carrier, and have complied with all policy provisions, with respect to any material known claim for which a defense and/or indemnification may be available to Grand Premier or any of its subsidiaries.

        4.31 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Grand Premier are complete and correct in all material respects, represent bona fide transactions, and have been maintained in accordance with sound business practices, including the maintenance of an adequate internal control system. The corporate minute books of Grand Premier and each of Grand Premier's subsidiaries contain accurate and complete records of all meetings of, and corporate action taken by, their stockholders, boards, and committees in all material respects. Since January 1, 1990, the minutes of each meeting (or corporate action without a meeting) of any such stockholders, boards, or committees have been duly prepared and are contained in such minute books. All such minute books and related exhibits or attachments for all meetings since January 1, 1996, have been made available for Old Kent's review prior to the date of this Plan of Merger without material omission or redaction except for redactions relating to the Merger or possible business combinations after June 21, 1999.

        4.32 LOAN GUARANTEES. All guarantees of indebtedness owed to Grand Premier or any of its subsidiaries, including without limitation those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable.

        4.33 EVENTS SINCE DECEMBER 31, 1998. Neither Grand Premier nor any of Grand Premier's subsidiaries has, since December 31, 1998:

                  4.33.1 BUSINESS IN ORDINARY COURSE. Other than as contemplated by this Plan of Merger, conducted its business other than in the ordinary course, or incurred or become subject to any liability or obligation, except liabilities incurred in the ordinary course of business, and except for any single liability or for the aggregate of any group of related liabilities not in the ordinary course of business that do not exceed $100,000.

                  4.33.2 STRIKES OR LABOR TROUBLE. Experienced or, to its knowledge, been threatened by any strike, work stoppage, organizational effort, or other labor trouble, or any other event or condition of any similar character that has had or is reasonably likely to have a Material Adverse Effect on Grand Premier or any of its subsidiaries.

                  4.33.3 DISCHARGE OF OBLIGATIONS. Discharged or satisfied any lien or encumbrance, or paid any obligation or liability other than those shown on Grand Premier's Financial Statements as of December 31, 1998, or incurred after that date, other than in the ordinary course of business, except for such liens, encumbrances, liabilities, and obligations that do not in the aggregate exceed $100,000.

                  4.33.4 MORTGAGE OF ASSETS. Mortgaged, pledged, or subjected to lien, charge, or other encumbrance any of its assets, or sold or transferred any such assets, except in the ordinary course of business, except for such mortgages, pledges, liens, charges, and encumbrances for indebtedness that do not in the aggregate exceed $100,000.

                  4.33.5 CONTRACT AMENDMENT OR TERMINATION. Made or permitted any amendment or early termination of any contract, agreement or understanding to which it is a party and that is material to the financial condition, income, expenses, business, properties, or operations of Grand Premier, except as may be expressly provided in this Plan of Merger.

        4.34 RESERVE FOR LOAN AND LEASE LOSSES. The allowance for loan and lease losses as reflected in Grand Premier's Financial Statements and Call Reports for the year ended December 31, 1998, was in the reasonable opinion of management (a) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, and (b) consistent with GAAP and safe and sound banking practices.

        4.35 LOAN ORIGINATION AND SERVICING. In originating, underwriting, servicing, purchasing, selling, transferring, and discharging loans, mortgages, land contracts, and other contractual obligations, either for its own account or for the account of others, each of Grand Premier's subsidiaries has complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures, except for incidents of noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on Grand Premier or any of its subsidiaries.

        4.36 NO INSIDER TRADING. Grand Premier has reviewed its stock transfer records since December 31, 1998 concerning known stock transfers since that date. Since December 31, 1998, Grand Premier has not, and to Grand Premier's knowledge (a) no director or officer of Grand Premier, (b) no person related to any such director or officer by blood or marriage and residing in the same household, and (c) no person who has been knowingly provided material nonpublic information by any one or more of these persons, has purchased or sold, or caused to be purchased or sold, any shares of Grand Premier Common Stock or other securities issued by Grand Premier during any period when Grand Premier was in possession of material nonpublic information or in violation of any applicable provision of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        4.37 YEAR 2000 COMPLIANCE. Grand Premier and its subsidiaries have each adopted and are implementing, as applicable, plans and procedures consistent with applicable regulatory requirements and guidelines and good business practices so that their Year 2000 Assets are and will be timely modified, upgraded or replaced to become Year 2000 Ready in all material respects by September 30, 1999.

                  4.37.1 COMPLIANCE PLAN. The Grand Premier Disclosure Statement contains copies of all Year 2000 plans and procedures, together with a current estimate of anticipated associated compliance costs. Also included in the Grand Premier Disclosure Statement are copies of all material communications between Grand Premier or its subsidiaries and their regulators relating to such compliance matters.

                  4.37.2 COMPLIANCE COSTS. The remaining cost and process of achieving Year 2000 readiness for any Year 2000 Assets that are not Year 2000 Ready do not, and will not, constitute a Material Adverse Effect with respect to Grand Premier or any of its subsidiaries.

                  4.37.3 REGULATORY COMPLIANCE. Grand Premier and its subsidiaries are in material compliance with the requirements, guidelines, and schedule contained in the Federal Financial Institutions Examination Council's statements dated May 5, 1997, "YEAR 2000 PROJECT MANAGEMENT AWARENESS," and December 17, 1997, "SAFETY AND SOUNDNESS GUIDELINES CONCERNING THE YEAR 2000 BUSINESS RISK," and dated October 15, 1998, "INTERAGENCY GUIDELINES ESTABLISHING YEAR 2000 STANDARDS FOR SAFETY AND SOUNDNESS," to the extent applicable. Neither Grand Premier nor its subsidiaries have received any Year 2000 deficiency notification letter from any regulator having jurisdiction pertaining to Year 2000 readiness.

                  4.37.4 COMPATIBILITY. Grand Premier makes no representation relating to the compatibility of the technology used by Grand Premier or any of its subsidiaries with that used by Old Kent or any of its subsidiaries with respect to the cost of integrating the technology of Grand Premier or any of its subsidiaries with that used by Old Kent or any of its subsidiaries.

        4.38 JOINT VENTURES; STRATEGIC ALLIANCES. Neither Grand Premier nor any of its subsidiaries is, directly or indirectly, a party to or bound by any joint venture, partnership, limited partnership, limited liability company, or strategic alliance agreement or arrangement with or through any unaffiliated person providing for their joint or cooperative development, marketing, referrals, or sales of banking, securities, insurance, or other financial products or services, or their joint investment in and management of any active business enterprise.

        4.39 POLICIES AND PROCEDURES. Since January 1, 1997, Grand Premier and its subsidiaries have complied in all material respects with the policies and procedures as formally adopted by the board of directors of Grand Premier or its subsidiaries as applicable to the periods when those policies and procedures were in effect.

        4.40 ACCOUNTING AND TAX TREATMENT. Neither Grand Premier nor, to its knowledge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to Grand Premier and its affiliates, would prevent Old Kent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Grand Premier has no knowledge of any reason why the Merger would fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

                    ARTICLE V - COVENANTS PENDING CLOSING

        Subject to the terms and conditions of this Plan of Merger, Grand Premier, Old Kent, and MergerSub further agree that:

        5.1  DISCLOSURE STATEMENTS; ADDITIONAL INFORMATION.

                  5.1.1 FORM AND CONTENT. The Old Kent Disclosure Statement and the Grand Premier Disclosure Statement have been prepared substantially in the form contained in Exhibit D. Each shall contain appropriate references and cross-references with respect to each of the disclosures, and appropriate identifying markings with respect to each of the documents, that pertain to one or more sections or articles of this Plan of Merger. Old Kent and Grand Premier have each prepared and delivered two complete copies of its Disclosure Statement.

                  5.1.2 UPDATE. Not less than the six Business Days prior to the Closing, Old Kent and Grand Premier shall each deliver to the other an update to its Disclosure Statement describing any material changes and containing any new or amended documents, as specified below, that are not contained in its Disclosure Statement as initially delivered. This update shall not cure any breach of a representation or warranty occurring on the date of this Plan of Merger.

                  5.1.3 CERTIFICATION. Each of Old Kent's and Grand Premier's Disclosure Statement and its update shall be certified on its behalf by its chief executive officer and its executive vice president (or, in the case of Old Kent, such other executive officer(s) as may be appropriate) that such Disclosure Statement does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                  5.1.4 GRAND PREMIER'S SCHEDULE OF ADDITIONAL INFORMATION. Grand Premier shall prepare and deliver to Old Kent two copies of the Schedule of Additional Information attached as Exhibit E within 45 days after the date of this Plan of Merger. The Schedule of Additional Information shall contain the information described in Exhibit E with appropriate references and cross-references with respect to each of the disclosures and appropriate identifying marking with respect to each of the documents. The Schedule of Additional Information shall be complete in all material respects and include true and correct copies of each document so provided.

        5.2 CHANGES AFFECTING REPRESENTATIONS. While this Plan of Merger is in effect, if either Old Kent or Grand Premier becomes aware of any facts or of the occurrence or impending occurrence of any event that (a) would cause one or more of the representations and warranties it has given in Article III or IV, respectively, subject to the exceptions contained in the Grand Premier Disclosure Statement or the Old Kent Disclosure Statement, respectively, to become untrue or incomplete in any material respect; or (b) would have caused one or more of such representations and warranties to be untrue or incomplete in any material respect had such facts been known or had such event occurred prior to the date of this Plan of Merger, then such party

   (the "Notifying Party") shall immediately give detailed written notice of such discovery or change, including a detailed description of the underlying facts or events, together with all pertinent documents, to the other party. Unless waived by the other party in writing, the Notifying Party shall use all commercially reasonable efforts to take remedial or preventative action, if possible, in order that such representations and warranties will again be true and complete in all material respects by the Closing. No remedial action taken by a Notifying Party shall be deemed to cure a breach of any representation or warranty given by the Notifying Party in this Plan of Merger, unless such cure is to the reasonable satisfaction of the other party.

        5.3 GRAND PREMIER'S CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME. Grand Premier agrees that, until the Effective Time, except as consented to in writing by Old Kent or as otherwise provided in this Plan of Merger, Grand Premier shall, and it shall cause each of its subsidiaries to:

                  5.3.1 ORDINARY COURSE. Conduct its business, manage its property and invest its assets only in the usual, regular, and ordinary course and not otherwise, in substantially the same manner as prior to the date of this Plan of Merger, and not make any substantial change to its expenditures or methods of management, operation, or practices in respect of such business, property or investments.

                  5.3.2 NO INCONSISTENT ACTIONS. Take no action that would be inconsistent with or contrary to the representations, warranties, and covenants made by Grand Premier in this Plan of Merger, and take no action that would cause Grand Premier's representations and warranties to become untrue in any material respect except as and to the extent required by applicable laws and regulations or regulatory agencies having jurisdiction or this Plan of Merger.

                  5.3.3 COMPLIANCE. Comply in all material respects with all laws, regulations, agreements, court orders, administrative orders, and formally adopted internal policies and procedures applicable to the conduct of its business, except to the extent that the application of any law, regulation, or order is being contested in good faith and Old Kent has been notified of such contest.

                  5.3.4 NO AMENDMENTS. Make no change in its amended and restated certificate of incorporation or its by-laws.

                  5.3.5  BOOKS AND RECORDS.  Maintain its books,
        accounts, and records in the usual and regular manner, and in material compliance with all applicable laws, rules, regulations, governmental policy issuances, accounting standards, and formally adopted internal policies and procedures.

                  5.3.6  NO CHANGE IN STOCK.   Except as contemplated by
        this Plan of Merger or the Option Agreement: (a) make no change in the number of shares of its capital stock issued and outstanding other than Permitted Issuances; (b) grant no warrant, option, or commitment relating to its capital stock, except for awards of options to purchase Grand Premier Common Stock included in clause (ii) of the definition of "Permitted Issuance;" (c) enter into no agreement relating to its capital stock; and (d) issue no securities convertible into its capital stock.

                  5.3.7 MAINTENANCE. Use all commercially reasonable efforts to maintain its property and assets in their present state of repair, order, and condition, reasonable wear and tear and damage by fire or other casualty covered by insurance excepted.

                  5.3.8 PRESERVATION OF GOODWILL. Use all commercially reasonable efforts to preserve its business organization intact, to keep available the services of its present officers and employees, and to preserve the goodwill of its customers and others having business relations with it.

                  5.3.9 INSURANCE POLICIES. Use all commercially reasonable efforts to maintain and keep in full force and effect insurance coverage, so long as such insurance is reasonably available, on its assets, properties, premises, operations, and personnel in such amounts, against such risks and losses, and with such self-insurance requirements as are presently in force.

                  5.3.10 CHARGE-OFFS. Charge off loans and maintain its allowance for loan and lease losses, in each case in a manner in conformity with the prior practices of Grand Premier and the Grand Premier Banks and applicable industry, regulatory, and accounting standards.

                  5.3.11 POLICIES AND PROCEDURES. Make no material change in any policies and procedures applicable to the conduct of its business, including without limitation any loan and underwriting policies, loan loss and charge-off policies, investment policies, and employment policies, except as and to the extent required by law or regulatory agencies having jurisdiction over Grand Premier or its subsidiaries.

                  5.3.12 NEW DIRECTORS OR EXECUTIVE OFFICERS. Except to reelect persons who are then incumbent officers and directors at annual meetings, not (a) increase the number of directors or fill any vacancy on the board of directors, (b) elect or appoint any person to an executive office, or (c) hire any person to perform the services of an executive officer.

                  5.3.13  COMPENSATION AND FRINGE BENEFITS.   Take no
        action to increase, or agree to increase, the salary, severance, or other compensation payable to, or fringe benefits of, or pay or agree to pay any bonus to, any officer or director, or any other class or group of employees as a class or group without Old Kent's prior written consent, except that Grand Premier may pay or agree to pay for periods ending on or before the date of the Effective Time, previously planned or scheduled salary increases and bonuses, consistent with past practices, all of which have been set forth in Schedule 5.3.13 of the Grand Premier Disclosure Statement (excluding any update thereof). The payment of any and all such compensation shall be subject to the limitations prescribed for pooling-of-interests accounting treatment of the Merger.

                  5.3.14 BENEFIT PLANS. Take no action to introduce, change, terminate, or agree to introduce or change, any pension, profit-sharing, or employee benefit plan, fringe benefit program, or other plan or program of any kind for the benefit of its employees unless required by law or this Plan of Merger.

                  5.3.15 NEW EMPLOYMENT AGREEMENTS. Take no action to enter into any employment agreement that is not terminable by Grand Premier or any of its subsidiaries, as the case may be, without cost or penalty upon 60 days' or less notice, except as contemplated by this Plan of Merger.

                  5.3.16 BORROWING. Take no action to borrow money except in the ordinary course of business.

                  5.3.17 MORTGAGING ASSETS. Take no action to sell, mortgage, pledge, encumber, or otherwise dispose of, or agree to sell, mortgage, pledge, encumber, or otherwise dispose of, any of its property or assets, except in the ordinary course of business or except for property or assets, or any group of related properties or assets, that have a fair market value of less than $100,000.

                  5.3.18 NOTICE OF ACTIONS. Notify Old Kent of the threat or commencement of any material action, suit, proceeding, claim, arbitration, or investigation against, relating to, or affecting: (a) Grand Premier or any of its subsidiaries; (b) their respective directors, officers, or employees in their capacities as such; (c) Grand Premier's or any of Grand Premier's subsidiaries' assets, liabilities, businesses, or operations; or
        (d) the Merger or this Plan of Merger.

                  5.3.19 COOPERATION. Take such reasonable actions as may be necessary to consummate the Merger and the Bank
        Consolidation.

                  5.3.20 CHARITABLE CONTRIBUTIONS. Neither make nor renew any charitable contributions, gifts, commitments, or pledges of cash or other assets except for contributions that in the aggregate will have a fair market value not greater than $50,000.

                  5.3.21 LARGE EXPENDITURES. Take no action to pay, agree to pay, or incur any liability, excepting such liabilities that have been accrued on its books as of the date of this Plan of Merger, for the purchase or lease of any item of real property, fixtures, equipment, or other capital asset in excess of $50,000 individually or in excess of $100,000 in the aggregate with respect to Grand Premier, except pursuant to prior commitments or plans made by Grand Premier that are disclosed in the Grand Premier Disclosure Statement.

                  5.3.22 NEW SERVICE ARRANGEMENTS. Take no action to enter into, or commit to enter into, any agreement for trust, consulting, professional, or other services to Grand Premier or any of its subsidiaries that is not terminable by Grand Premier without penalty upon 60 days' or less notice; except for contracts for services under which the aggregate required payments do not exceed $50,000 and except for legal, accounting, and other ordinary expenses related to this Plan of Merger.

                  5.3.23 CAPITAL IMPROVEMENTS. Take no action to open, enlarge, or materially remodel any bank or other facility, and not lease, renew any lease, purchase, or otherwise acquire use of any real property for a branch bank, or apply for regulatory approval of any new branch bank, excepting pursuant to prior commitments or plans made by Grand Premier or Grand Premier Banks that are disclosed in the Grand Premier Disclosure Statement.

                  5.3.24 STRATEGIC ALLIANCES. Take no action to enter into, or commit to enter into, any joint venture, strategic alliance, or material relationship with any person to jointly develop, market, or offer any product or service; or disclose any customer names, addresses, telephone numbers, or lists to any person not employed by Grand Premier or its subsidiaries in connection with their employment.

        5.4 APPROVAL OF PLAN OF MERGER BY GRAND PREMIER STOCKHOLDERS. Grand Premier, acting through its board of directors, shall, in accordance with the DGCL and its amended and restated certificate of incorporation and by-laws, promptly and duly call, give notice of, convene, and hold as soon as practicable following the date upon which the Registration Statement becomes effective, a stockholders meeting for the purpose of adopting this Plan of Merger (the "Stockholders' Meeting").

                  5.4.1 BOARD RECOMMENDATION. Except while a "Fiduciary Event" (as defined below) has occurred and continues, at the Stockholders' Meeting and in any proxy materials used in connection with the meeting, the board of directors of Grand Premier shall declare that this Plan of Merger is advisable and recommend that the holders of Grand Premier Common Stock vote for approval of this Plan of Merger.

                  5.4.2 SOLICITATION OF PROXIES, ETC. Except while a Fiduciary Event has occurred and continues, Grand Premier shall use all commercially reasonable efforts to solicit from its stockholders proxies to vote on the proposal to approve this Plan of Merger, to secure a quorum at the Stockholders' Meeting, and to secure the vote of stockholders required by the DGCL and Grand Premier's amended and restated certificate of incorporation and by-laws to approve this Plan of Merger.

                  5.4.3  FIDUCIARY EVENT.   A "Fiduciary Event" shall
        have occurred when the board of directors of Grand Premier has
        (a) received in writing a "Superior Proposal" (defined below), which is then pending, (b) determined in good faith (based on the advice of legal counsel) that the failure to so withdraw, modify, or change its recommendation would cause the board of directors of Grand Premier to breach its fiduciary duties to Grand Premier's stockholders under applicable law, and (c) determined to accept and recommend the Superior Proposal to the stockholders of Grand Premier.

                  5.4.4 SUPERIOR PROPOSAL. A "Superior Proposal" means any bona fide unsolicited Proposal (as defined in Section 5.9.2 (COMMUNICATION OF OTHER PROPOSALS)) made by a third party on terms that the board of directors of Grand Premier determines in its good faith judgment, based upon the written advice of Credit Suisse First Boston (or another financial advisor with a nationally recognized reputation) to be more favorable to Grand Premier's stockholders than this Plan of Merger from a financial point of view.

                  5.4.5 NOTICE. Grand Premier shall notify Old Kent at least two Business Days prior to taking any action with respect to such Superior Proposal. Notwithstanding any provision to the contrary in this Plan of Merger, any withdrawal or modification of, or change in the recommendation, of the Board of Directors with respect to the Merger or the Plan of Merger following the occurrence and during the continuance of a Fiduciary Event shall not constitute a breach by Grand Premier of Section 5.4.1 (BOARD RECOMMENDATION).

        5.5 REGULAR DIVIDENDS. Grand Premier shall not declare, set aside, pay, or make any dividend or other distribution or payment (whether in cash, stock, or property) with respect to, or purchase or redeem, any shares of Grand Premier Capital Stock other than (a) regular quarterly cash dividends on Grand Premier Common Stock in an amount not to exceed $0.09 per share per quarter payable on the regular historical payment dates, and (b) dividends on Grand Premier Preferred Stock required to be paid when and as provided by Grand Premier's amended and restated certificate of incorporation; all in a manner consistent with Grand Premier's past dividend practice. Old Kent and Grand Premier agree that they will cooperate to assure that, during any calendar quarter, there shall not be a duplication of payment of dividends to the holders of Grand Premier Common Stock. Notwithstanding the preceding sentences, if and to the extent that the payment of a dividend in the manner provided in this Section would, in Old Kent's reasonable judgment, present a significant risk that under GAAP or the rules, regulations, or interpretations of the SEC or its staff, the Merger would not qualify for pooling-of-interests accounting treatment, that dividend shall not be paid, but an equitable adjustment shall be made to the Exchange Ratio for the amount of the dividend not paid.

        5.6 TECHNOLOGY-RELATED CONTRACTS. Grand Premier shall advise Old Kent of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, data processing hardware lease agreements, and other material technology-related licensing or servicing agreements with independent vendors ("Technology-Related Contracts") which will occur between the date of this Plan of Merger and the date of the Effective Time. Grand Premier's material Technology-Related Contracts are contained in the Grand Premier Disclosure Statement. Notwithstanding any other provision of this Section, Grand Premier shall not be obligated to take any irrevocable action, or irrevocably forego taking any action, with respect to these Technology-Related Contracts which would cause any such agreement to terminate, expire, or be materially modified prior to the Effective Time.

                  5.6.1 CONTRACT NOTICES. Grand Premier shall send to each vendor, as and when permitted after the date of this Plan of Merger, such notices of nonrenewal as may be necessary or appropriate under the terms of these Technology-Related Contracts to prevent them from automatically renewing for a term extending beyond the Effective Time. Such notices may be conditioned upon the consummation of the Merger.

                  5.6.2 EXTENSIONS AND RENEWALS. Grand Premier shall cooperate with Old Kent in negotiating with each vendor the length of any new, extension, or renewal term of these Technology-Related Contracts in those cases where such extension or term extends beyond the Effective Time.

                  5.6.3  NEW AGREEMENTS.   Neither Grand Premier nor any
        of Grand Premier's subsidiaries shall enter into any new Technology-Related Contract, except with Old Kent's consent (which shall not be unreasonably withheld or delayed if such agreement is necessary for Grand Premier or any of its subsidiaries to conduct business in the ordinary course through the Effective Time).

        5.7  AFFILIATES -- COMPLIANCE WITH ACCOUNTING AND SECURITIES
   RULES.

                  5.7.1 GRAND PREMIER'S AFFILIATES. Grand Premier shall use all commercially reasonable efforts to cause each director, executive officer, and other person who is an "affiliate" (for purposes of (a) Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and (b) qualifying the Merger for pooling-of-interests accounting treatment) of Grand Premier to deliver to Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Stockholders' Meeting, a written agreement, in the form of Exhibit F (the "Grand Premier Affiliate Agreements"). Grand Premier shall provide a list of such affiliates within seven days of the date of this Plan of Merger and shall update such list as necessary upon the reasonable request of Old Kent.

                  5.7.2 OLD KENT'S AFFILIATES. Old Kent shall use all commercially reasonable efforts to cause each director, executive officer, and other person who is an "affiliate" (for the purpose of qualifying the Merger for pooling-of-interests accounting treatment) of Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Stockholders' Meeting, to execute and deliver a written agreement under which such affiliate agrees not to sell, pledge, transfer, or otherwise dispose of his or her Old Kent Common Stock during any period that any such disposition would, under GAAP or the rules, regulations, or interpretations of the SEC or its staff, disqualify the Merger for pooling-of-interests accounting treatment.

                  5.7.3 PUBLISHING OPERATING RESULTS. Old Kent shall use all commercially reasonable efforts to publish as promptly as reasonably practical but in no event later than 30 days after the end of the first full calendar month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

        5.8  INDEMNIFICATION AND INSURANCE.

                  5.8.1 INDEMNIFICATION. Old Kent shall honor any and all rights to indemnification and advancement of expenses existing as of the Effective Time in favor of the directors and officers of Grand Premier and Grand Premier's subsidiaries under their certificates of incorporation, articles of association, or by-laws (as of the date of this Plan of Merger) which, as enforceable contractual rights, shall survive the Merger and shall, as contractual rights, continue with respect to acts or omissions occurring before the Effective Time with the same force and effect as prior to the Effective Time.

                  5.8.2 INSURANCE. Old Kent shall use all commercially reasonable efforts to cause the persons serving as officers and directors of Grand Premier immediately prior to the Effective Time to be covered for a period of at least three years from the Effective Time by the directors' and officers' liability insurance policy maintained by Grand Premier with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such. Old Kent may substitute, for Grand Premier's current coverage, coverage for at least two years under policies maintained by Old Kent that offer comparable or better coverage and amounts, and that contain terms and conditions that, considered in the aggregate, are not materially less advantageous than Grand Premier's current policy, and an undertaking by Old Kent to maintain such coverage for the remaining period of the three year period provided for by this Section. In no event shall Old Kent be required to spend, directly or indirectly through Grand Premier or its subsidiaries, more than $100,000 per annum (the "Insurance Amount") to either maintain or procure insurance coverage pursuant to this Plan of Merger. Old Kent and Grand Premier agree to cooperate and use all commercially reasonable efforts to maximize the insurance coverage that may be available for the Insurance Amount. If Old Kent does not advise Grand Premier in writing prior to the commencement of the Pricing Period that it has procured such coverage for at least two years and that it undertakes to procure and maintain coverage that offers comparable or better coverage and amounts, and that contains terms and conditions that, considered in the aggregate, are not materially less advantageous than Grand Premier's current policy for the remaining period of the three year period provided for by this Section without regard to the Insurance Amount, Grand Premier shall be permitted (after giving Old Kent three Business Days prior written notice and an additional two Business Day period to purchase such coverage), in lieu of receiving the foregoing insurance coverage, to procure tail coverage for past acts and omissions for a single premium amount not in excess of the Insurance Amount.

        5.9 EXCLUSIVE COMMITMENT. Except as provided below, neither Grand Premier nor any of Grand Premier's Representatives, investment bankers, or agents, shall take any action inconsistent with the intent to consummate the Merger upon the terms and conditions of this Plan of Merger. Without limiting the foregoing:

                  5.9.1 NO SOLICITATION. Neither Grand Premier nor any of Grand Premier's Representatives, investment bankers, or agents shall, directly or indirectly, invite, initiate, solicit, encourage, or unless a Fiduciary Event has occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of Grand Premier, at that time, has yet to determine to accept and recommend the Superior Proposal to the stockholders of Grand Premier), negotiate with any other party, any proposals, offers, or expressions of interest concerning any tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving Grand Premier or any of its subsidiaries other than the Merger (a "Business Combination").

                  5.9.2 COMMUNICATION OF OTHER PROPOSALS. Grand Premier shall cause written notice to be delivered to Old Kent promptly upon receipt of any solicitation, offer, proposal, or expression of interest (a "Proposal") concerning a Business Combination. Such notice shall contain the material terms and conditions of the Proposal to which such notice relates. Within 15 Business Days after Grand Premier's receipt of a Proposal, Grand Premier shall give notice to Old Kent whether or not a Fiduciary Event has occurred and, if it has not occurred, Grand Premier's notice shall include a copy of Grand Premier's unequivocal rejection of the Proposal in the form that such rejection was actually delivered to the person from whom the Proposal was received. Thereafter, Grand Premier shall promptly notify Old Kent of any material changes in the terms, conditions, and status of any Proposal.

                  5.9.3 FURNISHING INFORMATION. Unless a Fiduciary Event has occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of Grand Premier, at that time, has yet to determine to accept and recommend the Superior Proposal to the stockholders of Grand Premier), neither Grand Premier nor any of Grand Premier's Representatives, investment bankers, or agents shall furnish any nonpublic information concerning Grand Premier to any person who is not affiliated with Grand Premier or Old Kent, except as required by applicable law or regulations. Prior to furnishing such information to such person, Grand Premier shall receive from such person an executed confidentiality agreement with terms no less favorable to Grand Premier than those contained in its confidentiality agreement with Old Kent and Grand Premier shall then provide only such information as has been furnished previously to Old Kent.

                  5.9.4 CORPORATE LIABILITY FOR INDIVIDUAL'S BREACH. For the purposes of this Section, any breach of this Section by an executive officer or director of Grand Premier in his or her individual capacity shall be deemed to be a breach by Grand Premier.

        5.10 REGISTRATION STATEMENT. Old Kent shall prepare and file with the SEC under the Securities Act, the Registration Statement and the related Prospectus and Proxy Statement included as a part thereof covering the issuance by Old Kent of the shares of Old Kent Capital

   Stock as contemplated by this Plan of Merger, together with such amendments as may reasonably be required for the Registration Statement to become effective. Old Kent shall provide Grand Premier with reasonable opportunities to review and comment upon the Registration Statement, each amendment to the Registration Statement, including any response to comments from the SEC, and each form of the Prospectus and Proxy Statement before filing. Old Kent shall provide Grand Premier with copies of all correspondence received from the SEC with respect to the Registration Statement and its amendments and with all responsive correspondence to the SEC. Old Kent shall notify Grand Premier of any stop orders or threatened stop orders with respect to the Registration Statement. Grand Premier shall provide to Old Kent all necessary information pertaining to Grand Premier promptly upon request, and to use all commercially reasonable efforts to obtain the cooperation of Grand Premier's accountants, attorneys and investment bankers in connection with the preparation of the Registration Statement.

        5.11 OTHER FILINGS. Old Kent shall prepare and file with the Federal Reserve Board and each other regulatory agency having jurisdiction all documents reasonably required to obtain each necessary approval of or consent to consummate the Merger. Old Kent shall provide Grand Premier with reasonable opportunities to review and comment upon such documents before filing and to make such amendments and file such supplements thereto as Grand Premier may reasonably request. Old Kent shall provide Grand Premier with copies of all material correspondence received from these agencies and all material responsive correspondence sent to these agencies.

        5.12 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Plan of Merger, each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Merger. Old Kent and Grand Premier will use all commercially reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

        5.13 ACCESS AND INVESTIGATION. For the purpose of permitting an examination of one party by the other's officers, attorneys, accountants, and representatives, each party shall:

                  5.13.1 ACCESS. Permit, and shall cause each of their respective subsidiaries to permit, full access to their respective properties, books, and records at reasonable times to the other party.

                  5.13.2 COOPERATION. Use all commercially reasonable efforts to cause its and each of their respective subsidiaries' officers, directors, employees, accountants, and attorneys to cooperate fully, for the purpose of permitting a complete and detailed examination of such matters by the other party's officers, attorneys, accountants, and representatives.

                  5.13.3 INFORMATION. Furnish to the other, upon reasonable request, any information and documents reasonably requested respecting its and each of its subsidiaries' properties, assets, business, and affairs; PROVIDED, that a party need not furnish such information or documents if such action would result in the waiver of an attorney-client or other privilege and the party requesting the information is advised, by the other party, that the information is not being furnished for that reason.

                  5.13.4 CONSENTS. Each of Old Kent and Grand Premier acknowledges that certain information may not be disclosed by the other without the prior written consent of persons not affiliated with that party. If such information is requested, then the other party shall use all commercially reasonable efforts to obtain such prior consent and shall not be required to disclose such information unless and until such prior consent has been obtained.

                  5.13.5 RETURN AND RETENTION. In the event of termination of this Plan of Merger, Old Kent and Grand Premier each agree to promptly return to the other party or to destroy all written materials furnished to it by the other party and the other party's subsidiaries, and all copies, notes, and summaries of such written materials. Old Kent and Grand Premier each agree to preserve intact all such materials that are returned to them for a period of not less than six years from the termination of this Plan of Merger.

        5.14 CONFIDENTIALITY. Except as provided below, Old Kent and Grand Premier each agree:

                  5.14.1 TREATMENT; RESTRICTED ACCESS. All information furnished to the other party pursuant to this Plan of Merger shall be treated as strictly confidential and shall not be disclosed to any other person, natural or corporate, except for its employees, attorneys, accountants, regulators, and financial advisers who are reasonably believed to have a need for such information in connection with the Merger.

                  5.14.2 NO OTHER USE. No party shall make any use, other than related to the Merger, of any information it may come to know as a direct result of a disclosure by the other party, its subsidiaries, directors, officers, employees, attorneys, accountants, or advisers or that may come into its possession from any other confidential source during the course of its investigation.

                  5.14.3 EXCEPTED INFORMATION. The provisions of this Section shall not preclude Old Kent or Grand Premier, or their respective subsidiaries, from using or disclosing information that is readily ascertainable from public information or trade sources, known by it before the commencement of discussions between the parties or subsequently developed by it or its subsidiaries independent of any investigation under this Plan of Merger, received from any other person who is not affiliated with a party and who is not under any obligation to keep such information confidential, or reasonably required to be included in any filing or application required by any governmental or regulatory agency in connection with this Plan of Merger, provided that upon a reasonable request of a party demonstrating the need for confidentiality, all commercially reasonable efforts are made to obtain confidential treatment of such information from such governmental or regulatory agency.

                  5.14.4 PROHIBIT INSIDER TRADING. Old Kent and Grand Premier shall each take responsible steps to assure that any person who receives nonpublic information concerning the Merger or the other party will treat the information confidentially as provided in this Section and not directly or indirectly buy or sell, or advise or encourage other persons to buy or sell, the other party's stock until such information is properly disclosed to the public.

        5.15 ENVIRONMENTAL INVESTIGATION. Old Kent shall be permitted to conduct an environmental assessment of each parcel of Grand Premier's Real Property and Premises and, at Old Kent's option, (a) to the extent permitted by the current owners thereof, any other real estate formerly owned by Grand Premier or any of its subsidiaries, and
   (b) any other real estate acquired by any of Grand Premier's subsidiaries in satisfaction of a debt previously contracted. As to each such property:

                  5.15.1 PRELIMINARY ENVIRONMENTAL ASSESSMENTS. Old Kent may, at its expense, engage an environmental consultant to conduct a preliminary ("Phase I") assessment of the property. Grand Premier and Grand Premier's subsidiaries shall provide reasonable assistance, including site access, a knowledgeable contact person, and documentation relating to the real estate and any prior environmental investigations or reports, to the consultant for purposes of conducting the Phase I assessments.

                  5.15.2 ENVIRONMENTAL RISKS. If there are any facts or conditions identified in a Phase I assessment that Old Kent reasonably believes could pose a current or future risk of a liability, interference with use, or diminution of value of the property that could be material, then Old Kent shall identify that risk to Grand Premier, identify the facts or conditions underlying that risk, and provide Grand Premier with a copy of the Phase I assessment for that property (an "Environmental Risk").

                  5.15.3 PHASE II AND III WORK. Old Kent may obtain one or more estimates of the proposed scope of work and cost of any further environmental investigation, remediation, or other follow-up work it reasonably considers necessary or appropriate to assess and, if necessary or appropriate, remediate an Environmental Risk ("Phase II and III Work"). Old Kent shall provide copies of those estimates to Grand Premier. The fees and expenses of any Phase II and III Work shall be paid by Grand Premier; PROVIDED that if this Plan of Merger is terminated after performing some or all of such Phase II and III Work, unless it has been terminated by Old Kent as a result of a breach of this Plan of Merger by Grand Premier, Old Kent shall promptly reimburse Grand Premier for one-half of the costs of such Phase II and III Work; and provided further that Grand Premier shall be obligated to contribute only to such removal or remedial actions as are required to be undertaken by an owner of property in order to avoid material risk under or comply with applicable Environmental Laws (including the attainment of applicable cleanup standards) and provided further that Grand Premier's maximum contribution to the cost of any Phase II or III Work shall not exceed $250,000. Old Kent and Grand Premier shall cooperate in the review, approval, and implementation of all work plans for Phase II and III Work. All work plans for any Phase II and III Work shall be mutually satisfactory to Old Kent and Grand Premier. Mutually agreed upon Phase II and III Work shall be undertaken and completed as quickly as possible and shall be completed prior to the Closing, unless otherwise agreed by Old Kent and Grand Premier. If any removal or remediation actions required by applicable Environmental Laws (including the attainment of applicable cleanup standards) or necessary to avoid material risk under applicable Environmental Laws would entail a material cost to complete, Old Kent and Grand Premier shall discuss a mutually acceptable modification to this Plan of Merger.

                  5.15.4 OLD KENT'S TERMINATION RIGHTS. If (a) Old Kent and Grand Premier are unable to agree upon a course of action to complete any Phase II and III Work and/or a mutually acceptable modification to this Plan of Merger, and (b) Old Kent cannot be reasonably assured that the after-tax cost of the sum of (i) the actual cost of all investigative and remedial or other corrective actions or measures taken pursuant to Section 5.15.3 (PHASE II AND III WORK); (ii) the estimated cost of all investigative actions and remedial or other corrective actions or measures not undertaken but required by Environmental Laws, or necessary to avoid future exposure to material liability under Environmental Laws; and (iii) all diminutions of the value of such properties; in the aggregate will not exceed $3,000,000, then Old Kent may terminate this Plan of Merger as provided in Section 8.3.2 (ENVIRONMENTAL RISKS).

        5.16 IMPLEMENTATION AGREEMENTS. Grand Premier shall use all commercially reasonable efforts to obtain, as soon as practicable after the date of this Plan of Merger, executed implementation agreements (in the form previously agreed to by Old Kent and Grand Premier) to the existing change of control agreements providing for, among other things, mutually agreeable interpretations of such agreements, procedures for implementing such agreements, and a provision for a general release, which shall only become effective upon consummation of the Merger at the Effective Time (the "Implementation Agreements").

        5.17 GRAND PREMIER SAVINGS PLAN. Old Kent intends to terminate the Grand Premier Savings Plan after the Effective Time. Such termination shall only occur if the Merger is consummated, and it shall become effective at such time as may be determined by Old Kent. Grand Premier shall take all reasonable steps requested by Old Kent prior to the Effective Time to effect such termination following the Effective Time; PROVIDED that Grand Premier shall not be required to incur any material cost or take any irrevocable action in connection with its obligations under this Section.

        5.18 ACCOUNTING AND TAX TREATMENT. Prior to the Effective Time, Old Kent and Grand Premier each agree not to take any action that would prevent Old Kent from qualifying, or materially increase the risk of disqualifying, the Merger as a pooling-of-interests for accounting purposes or as a "reorganization" within the meaning of
   Section 368(a) of the Internal Revenue Code; PROVIDED that nothing in this Plan of Merger shall limit Old Kent's ability to exercise its rights under the Option Agreement. Old Kent and Grand Premier each agree to take such actions as may be reasonably required to negate the impact of any past or future actions taken prior to the Effective Time that might adversely impact the ability of Old Kent to treat the Merger as a pooling-of-interests. Old Kent shall continue its current practice of due care with respect to matters that could impact the ability to account for the Merger as a pooling-of-interests and shall consult with its independent accountants with respect to such matters.

        5.19 PUBLIC ANNOUNCEMENTS. Old Kent and Grand Premier shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Plan of Merger. Neither Old Kent nor Grand Premier shall issue any news releases with respect to this Plan of Merger or the Merger unless such news releases have been mutually agreed upon by the parties, except as required by law.

        5.20 YEAR 2000 PREPARATIONS. Old Kent, Grand Premier, and Grand Premier's subsidiaries shall each continue to use all commercially reasonable efforts to implement their respective Year 2000 plans in accordance with applicable laws, regulations, guidelines, and issuances from regulators having jurisdiction, whether now or later in effect. Old Kent, Grand Premier, and Grand Premier's subsidiaries shall coordinate any remaining planning and implementation of their respective Year 2000 plans. Grand Premier and its subsidiaries shall consult with Old Kent before purchasing or installing, for the purpose of becoming Year 2000 Ready, any new Year 2000 Assets having an individual or aggregate purchase price of $100,000 or more.

         ARTICLE VI - CONDITIONS PRECEDENT TO OLD KENT'S OBLIGATIONS

        All obligations of Old Kent and MergerSub under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Old Kent), prior to or at the Closing, of each of the following conditions:

        6.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

                  6.1.1  REPRESENTATIONS AND WARRANTIES.  The
        representations and warranties of Grand Premier contained in this Plan of Merger shall be true, correct and complete when made and as of the Closing as if made at and as of such time (without regard to any update of the Grand Premier Disclosure Statement), except (a) as expressly contemplated or permitted by this Plan of Merger; (b) for representations and warranties that relate to a time or times other than the Closing and that were or will be true, correct and complete at such time or times; and (c) where the failure or failures of such representations and warranties to be so true, correct, and complete, either individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

                  6.1.2 COMPLIANCE WITH AGREEMENTS. Grand Premier shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Grand Premier prior to or at the Closing in all material respects.

                  6.1.3 CERTIFICATES. Compliance with Sections 6.1.1 (REPRESENTATIONS AND WARRANTIES) and 6.1.2 (COMPLIANCE WITH AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of Grand Premier, dated as of the date of the Closing, certifying the foregoing in such detail as Old Kent may reasonably request.

        6.2 OPINION OF LEGAL COUNSEL. Grand Premier shall have delivered to Old Kent an opinion of Schiff Hardin & Waite, counsel for Grand Premier, dated as of the date of the Closing and substantially in the form contained in Exhibit G, with only such changes as may be reasonably satisfactory to counsel for Old Kent.

        6.3 REQUIRED REGULATORY APPROVALS. Old Kent and MergerSub shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental and self-regulatory authorities having jurisdiction as may be required to permit the performance by Grand Premier, and Old Kent and MergerSub of their respective obligations under this Plan of Merger and the consummation of the Merger, without the imposition of non-standard conditions on approval that are not reasonably acceptable to Old Kent.

        6.4 STOCKHOLDER APPROVAL. The holders of the requisite number of shares of Grand Premier Common Stock shall have approved this Plan of Merger.

        6.5 ORDER, DECREE, ETC. Neither Old Kent, MergerSub, nor Grand Premier shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

        6.6 TAX MATTERS. Old Kent shall have received a tax opinion from its counsel, reasonably satisfactory in form and substance to Old Kent, substantially to the effect that:

                  6.6.1  REORGANIZATION.  The acquisition of
        substantially all of the assets of Grand Premier by Old Kent solely in exchange for Old Kent Capital Stock and the assumption by Old Kent of liabilities of Grand Premier will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Old Kent and Grand Premier will each be "a party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

                  6.6.2 TAX BASIS OF ASSETS. The basis of the Grand Premier assets in the hands of Old Kent will be the same as the basis of those assets in the hands of Grand Premier immediately prior to the Merger.

                  6.6.3 NO GAIN OR LOSS. No gain or loss will be recognized by Old Kent on the constructive acquisition by Old Kent of substantially all of the assets of Grand Premier in exchange for Old Kent Capital Stock and the assumption by Old Kent of the liabilities of Grand Premier.

                  6.6.4 HOLDING PERIOD. The holding period of the assets of Grand Premier in the hands of Old Kent will include the holding period during which such assets were held by Grand Premier.

   The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from Grand Premier and its subsidiaries.

        6.7 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

        6.8 CERTIFICATE AS TO OUTSTANDING SHARES. Old Kent shall have received one or more certificates dated as of the Closing date and signed by the secretary of Grand Premier on behalf of Grand Premier, and by the transfer agent for Grand Premier Common Stock, certifying
   (a) the total number of shares of each class of Grand Premier Capital Stock issued and outstanding as of the close of business on the day immediately preceding the Closing; and (b) with respect to the secretary's certification, the number of shares of Grand Premier Capital Stock, if any, that are issuable on or after that date, all in such form as Old Kent may reasonably request.

        6.9 CHANGE OF CONTROL WAIVERS. Old Kent shall have received evidence of the consents or other waivers of any material rights and the waiver of the loss of any material rights that may be triggered by the change of control of Grand Premier upon consummation of the Merger under (a) any agreement, contract, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument, under which the failure to obtain such consent or waiver is reasonably likely to have a Material Adverse Effect on Grand Premier; and (b) each contract identified in Exhibit I (collectively, the "Designated Contracts"); all in form and substance reasonably satisfactory to Old Kent.

        6.10 POOLING ASSURANCES. Old Kent shall have received a letter addressed to Old Kent and Grand Premier, from Grand Premier's independent accountants, as of a date reasonably approximate to the date of the Closing, to the effect that, as of such date, Grand Premier is eligible to participate in a pooling-of-interests combination and a letter from Old Kent's independent accountants, satisfactory in form and substance, to the effect that (based in part on the letter from Grand Premier's independent accountants) the Merger should be treated as a pooling-of-interests for accounting and financial reporting purposes, subject to satisfaction of post-Merger conditions. Grand Premier and Old Kent agree to provide their respective independent public accountants with such information and documentation as may be reasonably requested for this purpose.

        6.11 YEAR 2000 DISRUPTIONS. Grand Premier's and its subsidiaries' Year 2000 Assets shall be Year 2000 Ready in all material respects and there shall be no failure of the Year 2000 Assets that causes material errors or disruptions in Grand Premier's or its subsidiaries' respective businesses or customer service.

      ARTICLE VII - CONDITIONS PRECEDENT TO GRAND PREMIER'S OBLIGATIONS

        All obligations of Grand Premier under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Grand Premier), prior to or at the Closing, of each of the following conditions:

        7.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

                  7.1.1  REPRESENTATIONS AND WARRANTIES.  The
        representations and warranties of Old Kent contained in this Plan of Merger shall be true, correct, and complete when made and as of the Closing as if made at and as of such time (without regard to any update of the Old Kent Disclosure Statement), except (a) as expressly contemplated or permitted by this Plan of Merger;
        (b) for representations and warranties that relate to a time or times other than the Effective Time and that were or will be true, correct, and complete at such time or times; and (c) where the failure or failures of such representations and warranties to be so true, correct, and complete, either individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

                  7.1.2 COMPLIANCE WITH AGREEMENTS. Old Kent and MergerSub shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Old Kent and MergerSub prior to or at the Closing in all material respects.

                  7.1.3 CERTIFICATES. Compliance with Sections 7.1.1 (REPRESENTATIONS AND WARRANTIES) and 7.1.2 (COMPLIANCE WITH AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of Old Kent, dated as of the date of the Closing, certifying the foregoing in such detail as Grand Premier may reasonably request.

        7.2 OPINION OF LEGAL COUNSEL. Old Kent shall have delivered to Grand Premier an opinion of Warner Norcross & Judd llp, counsel for Old Kent, dated as of the date of the Closing and substantially in the form contained in Exhibit H, with only such changes as may be reasonably satisfactory to counsel for Grand Premier.

        7.3 REQUIRED REGULATORY APPROVALS. Grand Premier, Old Kent, and MergerSub shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by Grand Premier, Old Kent, and MergerSub of their respective obligations under this Plan of Merger and the consummation of the Merger.

        7.4 STOCKHOLDER APPROVAL. The holders of the requisite number of shares of Grand Premier Common Stock shall have approved this Plan of Merger.

        7.5 ORDER, DECREE, ETC. Neither Old Kent, MergerSub, nor Grand Premier shall be subject to any applicable order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

        7.6 TAX MATTERS. Grand Premier shall have received a tax opinion from Old Kent's counsel, reasonably satisfactory in form and substance to Grand Premier, substantially to the effect that:

                  7.6.1  REORGANIZATION.  The acquisition of
        substantially all of the assets of Grand Premier by Old Kent solely in exchange for Old Kent Capital Stock and the assumption by Old Kent of liabilities of Grand Premier will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Old Kent and Grand Premier will each be "a party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

                  7.6.2 NO GAIN OR LOSS. No gain or loss will be recognized by the holders of Grand Premier Capital Stock upon the receipt of Old Kent Capital Stock in exchange for all of their shares of Grand Premier Capital Stock, except to the extent of any cash received in lieu of a fractional share of Old Kent Capital Stock.

                  7.6.3 TAX BASIS OF STOCK. The tax basis of the Old Kent Capital Stock to be received by the holders of Grand Premier Capital Stock will, in each instance, be the same as the basis of the respective shares of Grand Premier Capital Stock surrendered in exchange therefor.

                  7.6.4 HOLDING PERIOD. The holding period of the Old Kent Capital Stock received by the holders of Grand Premier Capital Stock will, in each instance, include the period during which the Grand Premier Capital Stock surrendered in exchange therefor was held, PROVIDED, that the Grand Premier Capital Stock was, in each instance, held as a capital asset in the hands of the holder of Grand Premier Capital Stock at the Effective Time.

   The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from Old Kent and its subsidiaries.

        7.7 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

        7.8 FAIRNESS OPINION. Grand Premier shall have received an opinion from Credit Suisse First Boston, reasonably acceptable to Grand Premier, as of a date approximately the date of the Prospectus and Proxy Statement, to the effect that the terms of the Merger are fair to the holders of Grand Premier Common Stock from a financial point of view as of that date and such opinion shall not have been subsequently withdrawn; PROVIDED, that Grand Premier shall have used all commercially reasonable efforts to obtain such a fairness opinion.

        7.9 LISTING OF SHARES. The shares of Old Kent Common Stock that shall be issued to the holders of Grand Premier Common Stock upon consummation of the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

                    ARTICLE VIII - ABANDONMENT OF MERGER

        This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time (notwithstanding that approval of this Plan of Merger by the stockholders of Grand Premier may have previously been obtained) as follows:

        8.1 MUTUAL ABANDONMENT. By mutual consent of the boards of directors, or duly authorized committees thereof, of Old Kent and Grand Premier.

        8.2 UPSET DATE. By either Old Kent or Grand Premier if the Merger shall not have been consummated on or before April 30, 2000.

        8.3 OLD KENT'S RIGHTS TO TERMINATE. By Old Kent under any of the following circumstances:

                  8.3.1 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VI have not been met or waived by Old Kent, at such time as such condition can no longer be satisfied notwithstanding Old Kent's commercially reasonable efforts to comply with those covenants given by Old Kent in this Plan of Merger.

                  8.3.2 ENVIRONMENTAL RISKS. If Old Kent has given Grand Premier notice of an unacceptable Environmental Risk as provided in Section 5.15.4 (OLD KENT'S TERMINATION RIGHTS).

                  8.3.3 POOLING QUALIFICATION. At any time after Old Kent's independent accountants have advised Old Kent that they are not of the opinion that the Merger is likely to qualify for treatment as a pooling-of-interests for accounting and financial reporting purposes; PROVIDED, that Old Kent shall not have taken any action to knowingly disqualify the Merger as a pooling-of-interests for accounting and financial reporting purposes; PROVIDED FURTHER, that Grand Premier shall have a period of 30 days after notification by Old Kent to cure any condition that would prevent the Merger from qualifying for treatment as a pooling-of-interests for accounting and financial reporting purposes.

                  8.3.4 APPROVAL OF GRAND PREMIER'S COMMON STOCKHOLDERS. This Plan of Merger is not approved by the requisite vote of the holders of Grand Premier Common Stock at the Stockholders' Meeting.

                  8.3.5 APPROVAL OF GRAND PREMIER'S SERIES C PREFERRED STOCKHOLDERS. If Old Kent has the right to terminate this Plan of Merger pursuant to Section 2.9 (APPROVAL OF GRAND PREMIER SERIES C PREFERRED STOCK).

                  8.3.6 OCCURRENCE OF A FIDUCIARY EVENT. At any time after there has occurred a Fiduciary Event.

                  8.3.7 MATERIAL ADVERSE EVENT. If there shall have occurred one or more events that shall have caused or are reasonably likely to cause a Material Adverse Effect on Grand Premier.

                  8.3.8 GRAND PREMIER RIGHTS AGREEMENT. If there shall have occurred any event triggering the distribution of Grand Premier Rights under the Grand Premier Rights Agreement.

        8.4 GRAND PREMIER'S RIGHTS TO TERMINATE. By Grand Premier under any of the following circumstances:

                  8.4.1 UPSET CONDITION. If the Upset Condition exists in accordance with Section 2.2 (UPSET PROVISION) during the time period provided for in such Section.

                  8.4.2 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VII have not been met or waived by Grand Premier at such time as such condition can no longer be satisfied notwithstanding Grand Premier's commercially reasonable efforts to comply with those covenants given by Grand Premier in this Plan of Merger.

                  8.4.3 APPROVAL OF GRAND PREMIER'S STOCKHOLDERS. This Plan of Merger is not approved by the requisite vote of Grand Premier's stockholders at the Stockholders' Meeting and Grand Premier's board of directors has advised Old Kent that it, in good faith, does not believe that such vote can be obtained through all commercially reasonable further efforts.

                  8.4.4 MATERIAL ADVERSE EVENT. If there shall have occurred one or more events that shall have caused or are reasonably likely to cause a Material Adverse Effect on Old Kent.

        8.5 EFFECT OF TERMINATION. In the event of termination of this Plan of Merger by either Grand Premier or Old Kent as provided in this Article, this Plan of Merger shall forthwith become void and have no effect, and none of Grand Premier, Old Kent, any of their respective subsidiaries, or any of their respective directors, officers, or employees shall have any liability of any nature whatsoever under this Plan of Merger, or in connection with the transactions contemplated by this Plan of Merger (other than the Option Agreement), except that (a) the Option Agreement and Sections 5.14 (CONFIDENTIALITY), 8.5 (EFFECT OF TERMINATION), and 9.5 (EXPENSES), shall survive any termination of this Plan of Merger, and (b) notwithstanding anything to the contrary contained in this Plan of Merger, neither Grand Premier, Old Kent, nor MergerSub shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Plan of Merger.

                         ARTICLE IX - MISCELLANEOUS

        Subject to the terms and conditions of this Plan of Merger, Old Kent, MergerSub, and Grand Premier further agree as follows:

        9.1 "MATERIAL ADVERSE EFFECT" DEFINED. As used in this Plan of Merger, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, has or is reasonably likely to have a material negative impact on (a) the business, assets, financial condition, results of operations, or value of Old Kent and its subsidiaries, taken as a whole, or, as the case may be, Grand Premier and its subsidiaries, taken as a whole; or (b) the ability of Old Kent or Grand Premier, as the case may be, to satisfy the applicable closing conditions or consummate the Merger or perform its obligations under the Option Agreement. Notwithstanding the above, the impact of the following shall not be included in any determination of a Material Adverse Effect: (a) changes in GAAP, generally applicable to financial institutions and their holding companies, however, excluding from this exception any material change to pooling-of-interests accounting rules or interpretations; (b) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party; (c) changes in economic conditions (including changes in the level of interest rates) generally affecting financial institutions; (d) fees and expenses reasonably related to this transaction (such as any additional insurance coverages, employment and consulting services, legal, accounting, and investment banking fees and expenses, and severance and retention provisions); and (e) the failure of public utilities, multi-user data transmission networks, interchanges, switches, and other problems related to the Year 2000 Problem affecting the banking industry as a whole.

        9.2 "KNOWLEDGE" DEFINED. As used in this Plan of Merger, the term "knowledge" means the actual knowledge of any director or officer (as that term is defined in Rule 16a-1 of the Exchange Act) of Grand Premier or Old Kent, as the case may be. Notwithstanding the previous sentence, the"knowledge" of Grand Premier as of the date of this Plan of Merger shall not include one executive officer of Grand Premier previously identified by Grand Premier to Old Kent.

        9.3 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. None of the representations, warranties, covenants, and agreements in this Plan of Merger or in any other agreement or instrument delivered pursuant to this Plan of Merger, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for the Option Agreement, Grand Premier Affiliate Agreements, Implementation Agreements, and those covenants and agreements contained herein and therein that, by their terms, apply or are to be performed in whole or in part after the Effective Time.

        9.4 AMENDMENT. Subject to applicable law, this Plan of Merger may be amended, modified, or supplemented by, and only by, the written agreement of Old Kent, MergerSub, and Grand Premier, or by the respective officers thereunto duly authorized, at any time prior to the Effective Time. Without limitation of the foregoing, following the approval of this Plan of Merger by the stockholders of Grand Premier, no such change shall (a) alter or change the amount or kind of consideration to be issued to holders of Grand Premier's capital stock as contemplated in this Plan of Merger, (b) adversely affect the anticipated tax treatment of the Merger on the holders of Grand Premier Capital Stock, or (c) unduly impede or delay consummation of the transactions contemplated by this Plan of Merger.

        9.5 EXPENSES. Except as otherwise provided in this Plan of Merger, Grand Premier and Old Kent shall each pay its own expenses incident to preparing for, entering into, and carrying out this Plan of Merger, and incident to the consummation of the Merger. Each party shall pay the fees and expenses of any investment banker engaged by that party. The costs of all filing fees pertaining to the Registration Statement shall be paid by Old Kent. The costs of printing and mailing the Prospectus and Proxy Statement shall be paid by Grand Premier; PROVIDED that if this Plan of Merger is terminated after the mailing of the Prospectus and Proxy Statement, unless it has been terminated by Old Kent as a result of a breach of this Plan of Merger by Grand Premier, Old Kent shall promptly reimburse Grand Premier for one-half of the costs of printing and mailing the Prospectus and Proxy Statement.

        9.6 SPECIFIC ENFORCEMENT. The parties each agree that, consistent with the terms and conditions of this Plan of Merger, in the event of a breach by a party to this Plan of Merger, money damages will be inadequate and not susceptible of computation because of the unique nature of Grand Premier, the Grand Premier Banks, and the Merger. Therefore, the parties each agree that a federal or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Plan of Merger by injunctive order or such other equitable means as may be determined in the court's discretion.

        9.7 NO JURY. Old Kent and Grand Premier each waive their right to a trial by jury in connection with the resolution of any dispute that may arise among them relating to this Plan of Merger.

        9.8 WAIVER. Any of the terms or conditions of this Plan of Merger may be waived in writing at any time by action taken by the board of directors of a party, a duly authorized committee thereof, or a duly authorized officer of such party. The failure of any party at any time or times to require performance of any provision of this Plan of Merger shall in no manner affect such party's right at a later time to enforce the same provision. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation, or warranty.

        9.9 NOTICES. All notices, requests, demands, and other communications under this Plan of Merger shall be in writing and shall be deemed to have been duly given and effective immediately if delivered or sent and received by a fax transmission (if receipt by the intended recipient is confirmed by telephone and if hard copy is delivered by overnight delivery service the next day), a hand delivery, or a nationwide overnight delivery service (all fees prepaid) to the following addresses:

   IF TO OLD KENT OR MERGERSUB:            WITH A COPY TO:

   Old Kent Financial Corporation          Warner Norcross & Judd LLP
   Attention: Mary E. Tuuk, Senior Vice    Attention: Mr. Gordon R. Lewis
   President and Legal Coordinator         900 Old Kent Building
   111 Lyon Street, N.W., Suite 100        111 Lyon Street, N.W.
   Grand Rapids, Michigan 49503            Grand Rapids, Michigan
                                                  49503-2489

   Facsimile:  (616) 771-4698              Facsimile:  (616) 752-2500
   Telephone:  (616) 771-5272              Telephone:  (616) 752-2000

   IF TO GRAND PREMIER:                    WITH A COPY TO:

   Grand Premier Financial, Inc.           Schiff Hardin & Waite
   Attention: Richard L. Geach             Attention: Gary L. Mowder
   President and Chief Executive Officer   6600 Sears Tower
   486 W. Liberty Street                   Chicago, IL 60606
   Facsimile:  (847) 487-0455              Facsimile:  (312) 285-5600
   Telephone:  (847) 487-1818              Telephone:  (312) 258-5514

        9.10 GOVERNING LAW. This Plan of Merger shall be governed, construed, and enforced in accordance with the laws of the State of Michigan, without regard to principles of conflicts of laws, except to the extent that federal law and the law of the State of Delaware shall apply to certain matters of securities and corporate law relating to the Grand Premier and the Merger.

        9.11 ENTIRE AGREEMENT. This Plan of Merger (including all exhibits and ancillary agreements described in this Plan of Merger) supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the agreements and documents referred to in this Plan of Merger) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter; except for matters set forth in any written instrument concurrently or contemporaneously executed by the parties. No party may assign any of its rights or obligations under this Plan of Merger to any other person.

        9.12 THIRD PARTY BENEFICIARIES. The terms and conditions of this Plan of Merger shall inure to the benefit of and be binding upon Old Kent, MergerSub, and Grand Premier and their respective successors. Except to the extent provided in Section 2.8.3 (OPTION PLANS ASSUMPTION) and Section 5.8 (INDEMNIFICATION AND INSURANCE), nothing in this Plan of Merger, express or implied, is intended to confer upon any person other than Old Kent, MergerSub, and Grand Premier any rights, remedies, obligations, or liabilities under or by reason of this Plan of Merger.

        9.13 COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Plan of Merger shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by fax from a party. If so delivered by fax, the parties agree to promptly send original, manually executed copies by nationwide overnight delivery service.

        9.14 FURTHER ASSURANCES; PRIVILEGES. Each of Old Kent and Grand Premier shall, at the request of the other, execute and deliver such additional documents and instruments and take such other actions as may be reasonably requested to carry out the terms and provisions of this Plan of Merger.

        9.15 HEADINGS, ETC. The article headings and section headings contained in this Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan of Merger. With respect to any term, references to the singular form of the word include its plural form and references to the plural form of the word include its singular form.

        9.16  CALCULATION OF DATES AND DEADLINES.   Unless otherwise
   specified, any period of time to be determined under this Plan of Merger shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Plan of Merger shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Grand Rapids, Michigan.

        9.17 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Plan of Merger is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Plan of Merger shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Plan of Merger to not achieve its essential purposes.

                                    * * *

        In Witness Whereof, the undersigned parties have duly executed and acknowledged this Plan of Merger as of the date first written above.


                                      OLD KENT FINANCIAL CORPORATION


                                      By /s/ Mark F. Furlong
                                         --------------------------------
                                         Mark F. Furlong, Executive Vice
                                         President and Chief Financial
                                           Officer


                                      OK MERGER CORPORATION


                                      By /s/ Mark F. Furlong
                                         --------------------------------
                                         Mark F. Furlong, President


                                      GRAND PREMIER FINANCIAL, INC.


                                      By /s/ Richard L. Geach
                                         --------------------------------
                                         Richard L. Geach, President and
                                           Chief Executive Officer

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